Exhibit 10.57

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

dated as of [            ], 2013

by and among

GENTING HONG KONG LIMITED,

STAR NCLC HOLDINGS LTD.,

AAA GUARANTOR CO-INVEST VI (B), L.P.,

AIF VI NCL (AIV), L.P.,

AIF VI NCL (AIV II), L.P.,

AIF VI NCL (AIV III), L.P.,

AIF VI NCL (AIV IV), L.P.,

APOLLO OVERSEAS PARTNERS (DELAWARE) VI, L.P.,

APOLLO OVERSEAS PARTNERS (DELAWARE 892) VI, L.P.,

APOLLO OVERSEAS PARTNERS VI, L.P. AND

APOLLO OVERSEAS PARTNERS (GERMANY) VI, L.P,

TPG VIKING, L.P.,

TPG VIKING AIV I, L.P.,

TPG VIKING AIV II, L.P.,

TPG VIKING AIV III, L.P.,

THE OTHER SHAREHOLDERS FROM TIME TO TIME PARTY HERETO

and

NORWEGIAN CRUISE LINE HOLDINGS LTD.

i

Schedules

Schedule A Cruise Line Competitors

Schedule I Shareholders’ names and shares owned

Schedule II GHK Consent Rights

Schedule III GHK Notice and Consultation Rights

Exhibits

Exhibit A New Bye-Laws

Exhibit B Form of Joinder to Shareholders’ Agreement

Exhibit C Form of Spousal Consent

ii

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT, dated as of [            ], 2013 (this “Agreement”), by and among NORWEGIAN CRUISE LINE HOLDINGS, LTD., a company organized under the laws of Bermuda (the “Company”), GENTING HONG KONG LIMITED (f/k/a STAR CRUISES LIMITED), a company continued into Bermuda (“Genting”), STAR NCLC HOLDINGS LTD., a company organized under the laws of Bermuda (“Star Holdings”, and together with Genting, “GHK”), AAA Guarantor Co-Invest VI (B), L.P., AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners VI, L.P. and Apollo Overseas Partners (Germany) VI, L.P. (each, an “Apollo Entity”, and collectively, the “Apollo Entities” or “Apollo”), TPG Viking, L.P., TPG Viking AIV I, L.P., TPG Viking AIV II, L.P. and TPG Viking AIV III, L.P. (each, a “TPG Entity”, and collectively, the “TPG Entities” or “TPG”), and the other Shareholders of the Company from time to time party hereto (collectively, the “Other Shareholders”) (with the Company, Genting, Star Holdings, the Apollo Entities, the TPG Entities and the Other Shareholders sometimes referred to individually as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, Genting and Affiliates of Apollo entered into a Subscription Agreement (the “Subscription Agreement”), and Affiliates of Apollo, GHK and TPG are parties to the Shareholders Agreement (the “Existing Shareholders Agreement”), each dated as of August 17, 2007 and each of which were entered into in connection with the equity investment (the “Equity Investment”) by Affiliates of Apollo and TPG in NCL Corporation Ltd., a company organized under the laws of Bermuda (“NCL”), which was consummated on or about January 7, 2008 (the “Closing Date”); and

WHEREAS, on October 26, 2010, NCL filed a registration statement on Form S-1 with the United States Securities and Exchange Commission (the “SEC”), Registration No. 333-170141 (the “Initial Registration Statement”), for an initial public offering of ordinary shares pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and NCL has filed amendments of the Initial Registration Statement from time to time thereafter;

WHEREAS, in connection with the initial public offering, the Company was formed to effectuate a corporate reorganization whereby, among other things, the existing shareholders of NCL will contribute the ordinary shares in NCL held by them to the Company in exchange for newly issued ordinary shares of the Company, following which NCL will be a majority-owned subsidiary of the Company (the “Restructuring Transactions”);

WHEREAS, the Board has previously approved and authorized the Company to replace NCL as the issuer in the initial public offering and for the Company to prepare, execute and file a registration statement on Form S-1 with the SEC, Registration No. 333-175579 (the “Initial NCLH Registration Statement”), covering the sale of ordinary shares of the Company to the public (the “IPO”), such Initial NCLH Registration Statement having been filed with the SEC on July 15, 2011;

WHEREAS, amendments to the Initial NCLH Registration Statement were filed with the SEC on October 21, 2011, November 1, 2012, November 30, 2012 and January 2, 2013;

WHEREAS, the IPO is being consummated on the date hereof; and

WHEREAS, in connection with the consummation of the Restructuring Transactions and the IPO, the parties to the Existing Shareholders Agreement desire to terminate the Existing Shareholders Agreement and enter into (or have their Affiliates enter into) this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means (i) with respect to any natural Person, (A) a member of such Person’s Family Group or (B) any trust or family partnership or other entity whose beneficiaries shall solely be a member or members of such Person’s Family Group and (ii) with respect to any Person that is not a natural Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean, with respect to any Person, possession, directly or indirectly, of power to direct or cause the direction of management or policies of such Person (whether through ownership of securities or partnership or other ownership interests, by Contract or otherwise).

“Agreement” has the meaning set forth in the caption hereto.

“Applicable Law” means, with respect to any Person, all provisions of common or statutory laws, statutes, ordinances, rules, regulations or Orders applicable to such Person. For the avoidance of doubt, Applicable Law shall include the Listing Rules.

“Apollo” has the meaning set forth in the caption hereto.

“Apollo Board Rights” has the meaning set forth in Section 6(a)(ii).

“Apollo Directors” has the meaning set forth in Section 6(a)(i).

“Apollo Entity(ies)” has the meaning set forth in the caption hereto.

“Apollo Group” means the Apollo Entities together with their respective Permitted Transferees who hold Equity Securities. For purposes of clarity, in no event shall any member of the GHK Group or the TPG Group be deemed a member of the “Apollo Group.”

“Apollo Fund VI” means Apollo Investment Fund VI, L.P., a Delaware limited partnership.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, Hong Kong or Bermuda are authorized or required by law to close.

“CEO Observer” has the meaning set forth in Section 6(a)(vi).

“Closing Date” has the meaning set forth in the Recitals hereto.

“Commission” means the United States Securities and Exchange Commission and any other Governmental Authority at the time administering the Securities Act.

“Company” has the meaning set forth in the caption hereto.

“Company Preemptive Rights Offer” has the meaning set forth in Section 3(a).

“Company Preemptive Rights Period” has the meaning set forth in Section 3(a).

“Demand Notice” has the meaning set forth in Section 9(a).

“Demand Party” has the meaning set forth in Section 9(a).

“Demand Registration” has the meaning set forth in Section 9(a).

“Drag-Along Transaction” has the meaning set forth in Section 4(c)(i).

“Effective Date” shall mean the date hereof.

“Equity Investment” has the meaning set forth in the Recitals hereto.

“Equity Securities” means (a) the Ordinary Shares and any other equity securities of the Company and (b) any securities issued or issuable directly or indirectly with respect to the securities referred to in clause (a) above by way of conversion, exercise or exchange, bonus share issue, share dividend, share sub-division, or share split or in connection with a combination of shares, recapitalization, reclassification, amalgamation, merger, consolidation, reorganization or other similar event.

“Excess New Securities” has the meaning set forth in Section 3(d).

“Exchange Act” means the United States Securities Exchange Act 1934, and the Rules and Regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Excluded Offering” means any registered public offering of Ordinary Shares effected pursuant to the terms of Section 9 of this Agreement in which any member of the Investor Group sells any of such member’s Ordinary Shares.

“Excluded Securities” means Equity Securities issued in connection with any of the following:

(i) Equity Securities issued pursuant to an equity incentive plan or other compensation arrangements approved by the Board or Equity Securities issued upon the exercise, conversion or exchange of any options, warrants or any other derivative or convertible securities of the Company;

(ii) Equity Securities issued to a bank or other financial institution in connection with a debt financing approved by both Apollo and GHK;

(iii) Equity Securities issued in connection with a share dividend or upon a share split, recapitalization or other subdivision of securities; provided, that any such share dividend, share split, recapitalization or other subdivision is effected pro rata among the holders of Equity Securities;

(iv) Equity Securities issued in connection with (A) an acquisition (whether by stock sale, amalgamation, merger, recapitalization, asset sale or similar transaction) of another Person (or portion thereof), approved by both Apollo and GHK, or (B) a joint venture or strategic alliance with another Person approved by both Apollo and GHK; and

(v) Equity Securities issued by the Company in a public offering by the Company.

“Existing Credit Facility” means the $750.0 million senior secured revolving credit facility made available to NCL under the credit agreement, dated October 28, 2009, by and among NCL, as borrower, various lenders and Nordea Bank Norge ASA, as the same may from time to time be amended, varied, supplemented and/or novated, or any successor facility thereto.

“Existing GHK Controlling Shareholders” means Golden Hope Limited, as trustee of the Golden Hope Unit Trust, Resorts World Bhd, Genting Overseas Holdings Limited, Tan Sri Lim Kok Thay, Puan Sri Lee Kim Hua, Joondalup Limited, Goldsfine Investments Ltd., and each other controlled Affiliate of Tan Sri Lim Kok Thay.

“Existing Shareholders Agreement” has the meaning set forth in the Recitals hereto.

“Family Group” means, with respect to any natural Person, such natural Person’s spouse, domestic partners, sister, brother, step child and/or lineal descendants, grandparent, father, mother (whether by blood relationship or adoption), and any other Person as to which such natural Person is a lineal descendant (whether by blood relationship or adoption), and any trust or other entity solely for the benefit of such Person and/or any of the foregoing. With respect to Tan Sri Lim Kok Thay, “Family Group” shall be deemed to include each natural Person who is an Existing GHK Controlling Shareholder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“First Subsequent Appointment Date” has the meaning set forth in Section 6(a)(i)(2).

“GHK” has the meaning set forth in the Recitals hereto.

“GHK Acceptance Notice” has the meaning set forth in Section 4(a)(ii).

“GHK Change of Control” means (i) an amalgamation, merger, consolidation, or similar transaction involving Genting after which (A) the Existing GHK Controlling Shareholders do not own more than 50% of the combined voting power of all shares generally entitled to vote at the shareholders’ meetings of the surviving entity and (B) more than 50% of the combined voting power of all shares generally entitled to vote at the shareholders’ meetings of the surviving entity are held by one or more of the Persons set forth on Schedule A hereto (or any of their Affiliates), (ii) the acquisition by one or more of the Persons set forth on Schedule A hereto (or any of their Affiliates) or parties acting in concert with them or it (as such term is defined in the Hong Kong Code on Takeovers and Mergers), of the beneficial ownership of more than 50% of the combined voting power of all shares generally entitled to vote at the shareholders’ meetings of Genting or (iii) the sale of all or substantially all of the consolidated assets of Genting or similar transaction to one or more of the Persons described on Schedule A hereto (or any of their Affiliates).

“GHK Consent Rights” has the meaning set forth in Section 6(a)(iii).

“GHK Directors” has the meaning set forth in Section 6(a)(i).

“GHK Group” means each of Genting and Star Holdings, in each case together with its Permitted Transferees who hold Equity Securities.

“GHK Minimum Ratio Condition” has the meaning set forth in Section 6(a)(iii).

“GHK Notice and Consultation Rights” has the meaning set forth in Section 6(a)(vii).

“GHK Offer” has the meaning set forth in Section 4(a)(i).

“GHK Offer Notice” has the meaning set forth in Section 4(a)(i)

“GHK Refusal Notice” has the meaning set forth in Section 4(a)(iv).

“GHK Sale Transaction” has the meaning set forth in Section 4(d).

“Governmental Authority” means any national, European Union, Federal, provincial, state, county, city, local, foreign or international governmental, administrative or regulatory authority, commission, committee, agency or body (including any court, tribunal or arbitral body), and specifically including the HKEX.

“HKEX” means The Stock Exchange of Hong Kong Limited.

“Information” has the meaning set forth in Section 9(i)(xi).

“Initial NCLH Registration Statement” has the meaning set forth in the Recitals hereto.

“Initial Registration Statement” has the meaning set forth in the Recitals hereto.

“Inspectors” has the meaning set forth in Section 9(i)(xi).

“Investor Group” means each Apollo Entity and each TPG Entity together with their respective Permitted Transferees who hold Equity Securities.

“Investor Group Minimum Ratio Condition” has the meaning set forth in Section 6(a)(ii).

“Involuntary Transfer” has the meaning set forth in Section 5(a).

“Involuntary Transfer Notice” has the meaning set forth in Section 5(a).

“Involuntary Transfer Repurchase Notice” has the meaning set forth in Section 5(b).

“Involuntary Transfer Repurchase Price” has the meaning set forth in Section 5(b).

“Involuntary Transfer Repurchase Right” has the meaning set forth in Section 5(b).

“Involuntary Transferee” has the meaning set forth in Section 5(a).

“IPO” has the meaning set forth in the Recitals hereto.

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405) prepared by or on behalf of the Company or used or referred to by the Company in any offering of the Equity Securities pursuant to Section 9.

“Joinder” has the meaning set forth in Section 2(b).

“Listing Rules” means The Rules Governing the Listing of Securities on the HKEX.

“NASDAQ” means the National Association of Securities Dealers Automated Quotations system operated by The NASDAQ Stock Market, Inc.

“NCL” has the meaning set forth in the Recitals hereto.

“New Bye-laws” means the amended and restated bye-laws of the Company adopted on or about the Effective Date, as amended from time to time.

“New Securities” means all Equity Securities issued by the Company after the Effective Date other than Excluded Securities.

“Non-Apollo Holder” means GHK, TPG and the Other Shareholders from time to time that hold Equity Securities acquired in accordance with the terms of this Agreement (including any of their respective Permitted Transferees).

“Notice of Purchase” has the meaning set forth in Section 2.2(d).

“Order” means all judgments, injunctions, orders and decrees of all Governmental Authorities in any legal, administrative or arbitration action, suit, complaint, charge, hearing, mediation, inquiry, investigation or proceeding in which the Person in question is a party or by which any of its properties or assets are bound.

“Ordinary Shares” means the ordinary shares of the Company, par value $0.001 per share.

“Other Shareholder” has the meaning set forth in the caption hereto, and shall include any Permitted Transferee of such Other Shareholder. For purposes of clarity, in no event shall any member of the GHK Group or the Investor Group be deemed an “Other Shareholder.”

A Person is deemed to “Own” or to have acquired “Ownership” of a security if such person (i) is the registered owner of such security or (ii) is the beneficial owner of such security.

“Party” and “Parties” have the meanings set forth in the caption hereto.

“Permitted Issuer Information” means any “issuer information” (as defined in Rule 433) used with the prior written consent of the Company in any offering of Equity Securities pursuant to Section 9.

“Permitted Transfer” means:

(a) with respect to Apollo, any Transfer by any Apollo Entity to an Affiliate of such Apollo Entity, including (i) the partners, members and stockholders of Apollo, and, if such Affiliate is an entity, the partners, members and stockholders of such Affiliate or, (ii) any limited partner which has directly or indirectly invested, or otherwise has ownership interests, in Apollo Fund VI or one of its Affiliated investment funds;

(b) with respect to GHK, any Transfer by Star Holdings to (i) any wholly-owned Subsidiary of Genting, (ii) any Existing GHK Controlling Shareholder or (iii) Genting; and

(c) with respect to TPG, any Transfer by any TPG Entity to an Affiliate of such TPG Entity (other than a portfolio company of TPG Partners V, L.P. and its Affiliates); provided, however, that, no such Transfer shall be permitted if such Transfer would result in material adverse tax consequences to the Company, Apollo or GHK in respect of their investments in the Company;

provided, however, that, in each case, each such Permitted Transfer must be made in accordance with Section 2 and no Permitted Transferee may make a subsequent Permitted Transfer other than in accordance with Section 2.

“Permitted Transferee” means any Person to whom a Permitted Transfer is made or is to be made.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, a limited liability partnership, an investment fund, a limited liability company, a company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preemptive Rights Acceptance Number” has the meaning set forth in Section 3(b).

“Preliminary Prospectus” means any preliminary prospectus relating to an offering of Equity Securities pursuant to Section 9.

“Proportionate Percentage” means, as of a particular date, with respect to each Shareholder, a fraction (expressed as a percentage) the numerator of which is the Ordinary Shares (assuming for such purposes the conversion or exchange of all Equity Securities by their terms convertible into or exchangeable for Ordinary Shares and the exercise of all vested and “in the money” options to purchase or rights to subscribe for Ordinary Shares (including warrants) or such convertible or exchangeable securities) held by such Shareholder (or a Shareholder Holding Company of such Shareholder) as of such date, and the denominator of which is the total number of Ordinary Shares (assuming for such purposes the conversion or exchange of all Equity Securities by their terms convertible into or exchangeable for Ordinary Shares and the exercise of all vested and “in the money” options to purchase or rights to subscribe for Ordinary Shares (including warrants) or such convertible or exchangeable securities) outstanding as of such date.

“Proposed Drag-Along Purchaser” has the meaning set forth in Section 4(c)(i).

“Prospectus” means the final prospectus relating to any offering of Equity Securities pursuant to Section 9, including any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

“Publicly Traded Securities” has the meaning set forth in Section 2(d).

“Qualified Public Offering” means an underwritten public offering of Ordinary Shares in which the managing underwriter is a nationally recognized “bulge bracket” investment bank and following which (i) the Company reasonably expects to qualify for the exemption from United States Federal income tax set forth in Section 883 of the United States Internal Revenue Code of 1986, as amended, or any successor provision and (ii) such Ordinary Shares are listed on the New York Stock Exchange, NASDAQ or the London Stock Exchange.

“Records” has the meaning set forth in Section 9(i)(xi).

“Registration Expenses” has the meaning set forth in Section 9(j).

“Restructuring Transactions” has the meaning set forth in the Recitals hereto.

“Road Show Material” has the meaning set forth in Section 9(k).

“Rule 144” means Rule 144 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 405” means Rule 405 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 433” means Rule 433 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rules and Regulations” means the rules and regulations of the Commission, as the same shall be in effect from time to time.

“Sale Notice” has the meaning set forth in Section 4(b)(i).

“Sale of the Company” means the consummation of (i) the Transfer (in one or a series of related transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to a Person or a group of Persons acting in concert (other than to a Subsidiary or Subsidiaries of the Company), (ii) the Transfer (in one or a series of related transactions) of the then-outstanding Equity Securities to one Person or a group of Persons acting in concert, or (iii) an amalgamation, merger or consolidation of the Company with or into another Person, in the case of clauses (ii) and (iii) above, under circumstances in which immediately following such transaction, a Person or group of Persons acting in concert other than the Investor Group and the GHK Group collectively own a majority in voting power of the then outstanding Equity Securities or equity securities of the surviving or resulting Person or acquirer, as the case may be. A sale (or multiple related sales) of one or more Subsidiaries of the Company (whether by way of amalgamation, merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Company will be deemed a “Sale of the Company”. For the avoidance of doubt, an underwritten public offering of the Equity Securities or equity securities of any of the Company’s Subsidiaries shall in no event constitute a Sale of the Company for purposes of this Agreement.

“SEC” has the meaning set forth in the Recitals hereto.

“Second Subsequent Appointment Date” has the meaning set forth in Section 6(a)(i)(3).

“Securities Act” has the meaning set forth in the Recitals hereto.

“Sellers’ Counsel” has the meaning set forth in Section 9(i)(ii).

“Shareholder” means each Apollo Entity, Star Holdings, each TPG Entity and any Other Shareholder and any other Person from time to time that holds Equity Securities acquired in accordance with the terms of this Agreement.

“Shareholder Holding Company” means, with respect to any Transferring Shareholder (i) an entity wholly-owned by such Transferring Shareholder that (A) is formed for the sole purpose of directly or indirectly acquiring Equity Securities, (B) has no substantial assets other than Equity Securities or (C) has direct or indirect interests in Equity Securities and (ii) with respect to GHK, a Subsidiary of Genting that holds Equity Securities.

“Spousal Consent” has the meaning set forth in Section 11(f).

“Subscription Agreement” has the meaning set forth in the Recitals hereto.

“Subscription Notice” has the meaning set forth in Section 3(b).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which 50% or more of the total voting power of equity securities or equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of managers, directors, representatives or trustees thereof is at the time owned or controlled, directly or indirectly, by: (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person. For purposes of this definition, the term “controlled” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Tag-Along Transaction” has the meaning set forth in Section 4(b).

“TPG” has the meaning set forth in the caption hereto.

“TPG Consent Rights” has the meaning set forth in Section 6(b)(vi).

“TPG Demand Notice” has the meaning set forth in Section 9(r)(i).

“TPG Entity(ies)” has the meaning set forth in the caption hereto.

“TPG Group” means the TPG Entities together with their respective Permitted Transferees who hold Equity Securities.

“TPG Minimum Holding Condition” has the meaning set forth in Section 8(a)(iv).

“TPG Observer” has the meaning set forth in Section 6(a)(v).

“Transaction Notice” has the meaning set forth in Section 6(b)(vi).

“Transfer” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation, encumbrance or other disposition, or any interest therein whatsoever, or any other transfer of beneficial ownership, whether voluntary or involuntary, including (a) as a part of any liquidation of assets or (b) as a part of any reorganization pursuant to the United States or other bankruptcy law or other similar debtor relief laws. Notwithstanding the foregoing, a GHK Change of Control shall not be deemed to be a Transfer for purposes of this Agreement.

“Transferee” means any Person acquiring or intending to acquire Equity Securities through a Transfer.

“Underwritten Offering” means a sale of Equity Securities to an underwriter for reoffering to the public.

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement.

2.	Restriction on Transfers and Certain Acquisitions.

(a) No Shareholder may Transfer any Equity Securities held by such Shareholder to any Person, except that:

(i) any Shareholder may Transfer any of the Equity Securities held by such Shareholder with the written mutual consent of Apollo and GHK;

(ii) any Shareholder may Transfer any of the Equity Securities held by such Shareholder to a Permitted Transferee, including Transfers to Permitted Transferees in the manner contemplated by the Restructuring Transactions;

(iii) Apollo, TPG and/or Star Holdings may Transfer Equity Securities in connection with the exercise of registration rights pursuant to Section 9; and

(iv) subject to the terms of Section 4(e), Apollo may sell, on behalf of the Investor Group, all but not less than all of the Equity Securities held by the Investor Group for cash to a third party pursuant and subject to the terms of Section 4.

(b) Each Shareholder agrees that, as a condition precedent to any Transfer permitted under Section 2(a)(i) or Section 2(a)(ii), each Transferee of such Equity Securities shall have executed a joinder agreement (“Joinder”) substantially in the form of Exhibit B attached hereto, pursuant to which such Transferee agrees (i) to become party hereto, (ii) subject to the terms of Section 5, to be treated in the same manner as the Transferring Shareholder (i.e., as an Apollo Entity, as a TPG Entity, as GHK or as an Other Shareholder), for all purposes under this Agreement and (iii) have his, her or its Equity Securities subject to the terms of this Agreement. Each of Apollo, TPG and GHK further agrees that, in connection with any Permitted Transfer of the type described in clause (a) or (b) of such definition, as applicable, the Transferee shall enter into documentation pursuant to which (i) such Transferee agrees to vote its shares in the manner directed by Apollo (in the case of a Transfer by Apollo or TPG) or GHK (in the case of a Transfer by GHK), as applicable (in Apollo’s or GHK’s sole and absolute discretion, as applicable) to the fullest extent permitted by Applicable Law and (ii) acknowledges and agrees that none of the rights set forth herein that are particular to Apollo or GHK, as applicable (including the rights in Section 2(a), Section 4, Section 5, Section 6 and Section 9) shall be deemed to have been Transferred to such Transferee in connection with such Permitted Transfer (provided that the terms of this sentence shall in no way modify the rights of Apollo or GHK set forth herein that are particular to Apollo or GHK, as applicable) (provided, however, that (i) in no event shall any of the rights of Apollo or GHK hereunder be Transferable in connection with a Permitted Transfer of the type specified in clause (a) or (b) of the definition thereof and (ii) notwithstanding the terms of clause (i), the parties hereto acknowledge and agree that the Equity Securities Transferred in connection with a Permitted Transfer of the type specified in clause (a) or (b) of such definition, as applicable, shall for all purposes, be deemed to be held by Apollo or GHK, as applicable, for all purposes under this Agreement and included in the Proportionate Percentage of the Investor Group or GHK, as the case may be). Any failure by a Party to obtain a Joinder from the Transferee to the extent required under this Section 2(b) shall render such Transfer null and void. In the case of a Transfer by a Shareholder to a Shareholder Holding Company, as a condition precedent to such

Transfer, each Transferring Shareholder of the Equity Securities to such Shareholder Holding Company shall have executed an acknowledgement of the Transfer restrictions contained herein in a form and substance satisfactory to (A) Apollo, in the case of a Transfer by Star Holdings; (B) GHK, in the case of a Transfer by Apollo; and (C) Apollo and GHK, in the case of a Transfer by TPG or an Other Shareholder, pursuant to which such Transferring Shareholder agrees (x) subject to the terms of Section 5, that such Shareholder Holding Company continues to be treated in the same manner as a “Shareholder” of the same class (i.e., as an Apollo Entity, as a TPG Entity, as GHK or as an Other Shareholder, as applicable) for all purposes under this Agreement, and (y) that the Equity Securities held by such Shareholder Holding Company continue to be subject to the terms of this Agreement.

(c) Each Shareholder Holding Company agrees that (i) certificates for ordinary shares or other instruments reflecting equity interests in such Shareholder Holding Company (and the certificates for shares or other equity interests in any Persons controlling such Shareholder Holding Company) will note the Transfer restrictions contained in this Agreement as if such ordinary shares or other equity interests were Equity Securities, (ii) no ordinary shares or other equity interests may be Transferred (including any Transfer or issuance by such Shareholder Holding Company) to any Person other than in accordance with the terms and provisions of this Agreement as if such ordinary shares or other equity interests were Equity Securities and (iii) any Transfer of such ordinary shares or other equity interests shall be deemed to be a Transfer of a Proportionate Percentage of Equity Securities hereunder.

(d) Each member of the GHK Group and the Investor Group (including each TPG Entity) hereby acknowledges and agrees that it shall not, and shall cause its Affiliates and subsidiaries not to, acquire any Equity Securities of any class or classes traded on an established securities market (including NASDAQ) (any such Equity Securities, “Publicly Traded Securities”) without the prior written consent of (i) Apollo, with respect to any proposed acquisitions by a member of the GHK Group, (ii) GHK, with respect to any proposed acquisitions by a member of the Apollo Group, and (iii) GHK and Apollo, with respect to any proposed acquisitions by any TPG Entity; provided, however, that no consent of any Shareholder shall be required with respect to the acquisition of any Publicly Traded Securities by any Member of the GHK Group or the Investor Group (including any TPG Entity) if, (A) at least ten (10) Business Days prior to the proposed acquisition of Publicly Traded Securities, such Person (1) provides the Company and the Board with written notice of the maximum number of Publicly Traded Securities it proposes to acquire; (2) provides the Company and the Board with a written certification in form and substance reasonably satisfactory to the Company stating that the consummation of the acquisition of the maximum number of Publicly Traded Securities subject to such notice will not result in the Company losing its exemption from taxation on gross income derived from the international operation of a ship or ships within the meaning of Section 883 of the Code and the applicable Treasury regulations promulgated thereunder (the information in clauses (1) and (2) collectively, the “Notice of Purchase”); and (3) provides or agrees to provide the Company with any additional 883 Forms (as defined in Section 8) reasonably requested by the Company and (B) the

Audit Committee of the Board reasonably determines, taking into account the information provided by such Person in the Notice of Purchase and such additional information as the Audit Committee deems relevant, that such acquisition of Publicly Traded Securities will not result in the Company losing its exemption from taxation on gross income derived from the international operation of a ship or ships within the meaning of Section 883 of the Code and the applicable Treasury regulations promulgated thereunder. In the event that the Audit Committee of the Board determines that the proposed acquisition of Publicly Traded Securities as identified in the applicable Notice of Purchase will result in the Company losing its exemption from taxation on gross income derived from the international operation of a ship or ships within the meaning of Section 883 of the Code and the applicable Treasury regulations promulgated thereunder, the Audit Committee shall provide written notice, including the reasons and rationale for the Audit Committee’s determination, to the Shareholder that submitted the Notice of Purchase, the Board, Apollo and GHK (to the extent not the Shareholder that submitted the Notice of Purchase), no later than fifteen (15) Business Days following the Company’s receipt of such Notice of Purchase. In the event that the Audit Committee does not, for any reason, provide a written response to a Shareholder’s Notice of Purchase within fifteen (15) Business Days of the Company’s receipt of such Notice of Purchase, the Shareholder that submitted the Notice of Purchase shall be entitled to proceed with the proposed acquisition of Publicly Traded Securities. No Other Shareholder shall be permitted to acquire any Publicly Traded Securities without the prior written consent of the Company.

3.	Preemptive Rights.

(a) If the Company proposes to offer New Securities to any Person, the Company shall, before such offer, deliver to the Shareholders a written offer (the “Company Preemptive Rights Offer”) to issue to the Shareholders such New Securities upon the terms set forth in this Section 3. The Company Preemptive Rights Offer shall state that the Company proposes to issue New Securities and specify their number and terms (including purchase price). The Company Preemptive Rights Offer shall remain open and irrevocable for a period of sixty (60) days (the “Company Preemptive Rights Period”) from the date of its delivery.

(b) Each Shareholder may accept the Company Preemptive Rights Offer by delivering to the Company a notice (the “Subscription Notice”) within the Company Preemptive Rights Period. The Purchase Notice shall state the number (the “Preemptive Rights Acceptance Number”) of New Securities such Shareholder desires to subscribe for. If the sum of all Preemptive Rights Acceptance Numbers equals or exceeds the number of New Securities, the New Securities shall be allocated among Shareholders that delivered a Subscription Notice in accordance with their respective Proportionate Percentage.

(c) The issuance of New Securities to the Shareholders who delivered a Subscription Notice shall be made on a Business Day, as designated by the Company, not less than ten (10) and not more than thirty (30) days after expiration of the Company Preemptive Rights Period on those terms and conditions of the Company Preemptive Rights Offer not inconsistent with this Section 3.

(d) In the event that any Shareholder elects not to subscribe for all of its respective Proportionate Percentage, the New Securities which were available for subscription by such non-electing Shareholders (the “Excess New Securities”) shall automatically be deemed to be accepted for purchase by the Shareholders who indicated in their Subscription Notice a desire to subscribe for New Securities in excess of their Proportionate Percentage, as agreed by such Shareholder in the applicable Subscription Notice, such Excess New Securities to be allocated proportionately among such Shareholders in accordance with their relative Proportionate Percentage.

(e) If the number of New Securities exceeds the sum of all Preemptive Rights Acceptance Numbers, the Company, in its sole discretion, may issue such excess or any portion thereof on the terms and conditions of the Company Preemptive Rights Offer to any Person within ninety (90) days after expiration of the Company Preemptive Rights Period (provided such Person executes a Joinder to this Agreement pursuant to which it agrees to be treated as an Other Shareholder and that such Person and the Equity Securities held by such Person shall be subject to the terms of this Agreement). If such issuance is not made within such 90-day period, the restrictions provided for in this Section 3 shall again become effective.

(f) If any Company Preemptive Rights Offer relates to an issue of New Securities in an underwritten public offering of New Securities, (i) the provisions of Sections 3(a), 3(b), 3(c), 3(d) and 3(e) shall not apply and (ii) each Shareholder shall be entitled to subscribe for a number of New Securities from the Company (or any lesser number) that, when added to the number of Equity Securities owned by such Shareholder immediately prior to the consummation of the underwritten public offering, results in such Shareholder having the same Proportionate Percentage immediately prior to and immediately after such underwritten public offering. Any such subscription shall take place simultaneously as the issue of New Securities in the related underwritten public offering.

(g) This Section 3 shall not apply to a Drag-Along Transaction under Section 4.

4.	GHK Offer; Tag-Along Transaction; Drag-Along Transaction.

(a) GHK Offer.

(i) If Apollo proposes to Transfer on behalf of the Investor Group all but not less than all of the Equity Securities held by the Investor Group to any Person (other than a Permitted Transferee) for cash, Apollo must first deliver to GHK a written offer (the “GHK Offer Notice”) to permit GHK to purchase (or cause one or more of its designees to purchase) all such Equity Securities for cash on terms proposed by Apollo. The GHK Offer Notice shall include a summary of the material terms and conditions of the offer contemplated by the GHK Offer Notice, the proposed cash purchase price and the material terms and conditions of payment of such cash purchase price in such offer, in each case as proposed by Apollo (the “GHK Offer”).

(ii) GHK may accept the GHK Offer by delivering a written notice of such acceptance (the “GHK Acceptance Notice”) to Apollo within 120 days of receiving the GHK Offer Notice. In the event that GHK delivers a GHK Acceptance Notice, GHK and the Investor Group shall take such action as may be necessary to enter into a definitive agreement, which will include the terms of the GHK Offer, within 30 days of receipt of the GHK Acceptance Notice. In the event that any member of the Investor Group is required to provide representations, warranties, covenants or indemnities in its individual capacity in connection with such transaction, such representations, warranties, covenants and indemnifications shall be limited to customary fundamental representations and warranties of such member of the Investor Group concerning (1) brokers and finders, (2) title to Equity Securities, free of all liens and encumbrances (other than those arising under applicable securities laws), (3) authority, power and right to enter into and consummate the transaction without violating any other material agreement, Applicable Law or Order, to which such member of the Investor Group is a party or subject to, (4) such member of the Investor Group’s power and right to enter into and consummate the transaction without the consent of a governmental authority or Person, and (5) the absence of any required consents for such member of the Investor Group to enter into and consummate the transaction and the absence of any registration requirements in connection therewith. Each member of the Investors Group’s liability under the definitive purchase agreement with respect to such transaction will not exceed the total purchase price paid by GHK and received by such member of the Investor Group in such transaction except for liability resulting from fraud or knowing and intentional breach (it being further agreed that no such portion shall be subject to any escrow or holdback).

(iii) Following delivery of an GHK Acceptance Notice and prior to the consummation of the transactions contemplated by the GHK Offer to which such GHK Acceptance Notice applies, GHK shall be entitled to require the Company and the Other Shareholders, as applicable, to, and the Company and Other Shareholders shall, enter into agreements with GHK whereby the Other Shareholders and the Company (as applicable) consent to and raise no objection to the consummation of the transactions contemplated by paragraph (ii) immediately above. The representations, warranties, covenants and indemnities provided by such Other Shareholders in connection with such transaction shall be limited in the manner set forth in the second sentence of clause (ii) of this Section 4.

(iv) If GHK decides not to accept the GHK Offer, GHK will be required to provide a written refusal notice (the “GHK Refusal Notice”) to Apollo to such effect within 120 days after receiving the GHK Offer. In the event 120 days have passed since GHK received the GHK Offer Notice and neither a GHK Acceptance Notice nor a GHK Refusal Notice has been provided to Apollo, GHK shall be deemed to have provided a GHK Refusal Notice.

(v) Following the receipt (or deemed receipt) of the GHK Refusal Notice, Apollo will have 120 days to enter into a definitive agreement with any Person or Persons to sell all but not less than all of the Equity Securities held by the members of the Investor Group for cash; provided that the implied equity value to be paid for the Company in such transaction must be greater than the implied equity value to be paid for the Company in the GHK Offer.

(vi) GHK’s decision as to whether or not to accept the GHK Offer under Section 4(a)(i) is subject to the requirements of the Listing Rules as may be applicable to GHK from time to time. If, in connection with any GHK Offer, GHK would be required under the Listing Rules to obtain the approval of its shareholders to accept or not accept the GHK Offer, then regardless of whether or not the board of directors (or other governing body) of GHK has determined to recommend acceptance or rejection of such GHK Offer, GHK shall nevertheless take all steps required, necessary or appropriate to convene and hold the requisite shareholders’ meeting and to submit to its shareholders for a vote, the decision to accept or not to accept the GHK Offer. Such meeting shall be held in a timely manner sufficient to obtain such shareholder decision within the 120-day period provided in this Section 4(a) for the delivery of either a GHK Acceptance Notice or the GHK Refusal Notice. In connection with any such meeting GHK will inform its shareholders that, in the event GHK gives or is deemed to have given the GHK Refusal Notice, Apollo will be entitled to exercise its rights, and GHK shall be obligated to comply with all of its obligations under Section 4(c), without any further GHK shareholder approval.

(b) Tag-Along Transaction.

(i) If Apollo receives a bona fide offer made by a third party, as contemplated in Section 4(a)(v), to purchase all but not less than all of the Equity Securities held by the members of the Apollo Group for cash, and does not elect to exercise its rights pursuant to Section 4(c), Apollo shall give written notice (a “Sale Notice”) to the Non-Apollo Holders offering the Non-Apollo Holders the option to participate in such transaction (a “Tag-Along Transaction”) on the terms and conditions set forth in the Sale Notice (which shall be the same terms and conditions applicable to Apollo in such Tag-Along Transaction, subject to the first proviso contained in the immediately succeeding sentence). The Sale Notice shall include the name of the parties to the proposed Tag-Along Transaction, a summary of the material terms and conditions of the proposed Tag-Along Transaction, the proposed cash purchase price and the material terms and conditions of payment of such cash purchase price contemplated by the proposed Tag-Along Transaction. The Non-Apollo Holders may, by written notice to Apollo delivered within sixty (60) days of the date of the Sale Notice, elect to sell in such Tag-Along Transaction, on the same terms and conditions as those on which the Apollo Group’s Equity Securities are sold and consistent with the terms and conditions set forth in the Sale Notice; provided, that if the proposed Transferee desires to purchase an aggregate amount of Equity Securities that is less than the aggregate amount of Equity Securities proposed to be Transferred by the Apollo Group and the Non-Apollo Holders in the Tag-Along Transaction, then Apollo may elect to (A) terminate such Tag-Along Transaction as to all Shareholders (including the sale by any member of the Apollo

Group as contemplated by Section 4(a)(v)) or (B) on behalf of Apollo and the Non-Apollo Holders, sell that agreed portion of the Equity Securities held by the members of the Apollo Group and the Non-Apollo Holders that is equal to the product of (x) the total number of Equity Securities subject to the proposed Tag-Along Transaction that the proposed Transferee is willing to purchase and (y) such Shareholder’s Proportionate Percentage. No Transfer permitted under this Section 4(b) shall be subject to the requirements of Section 2 hereof.

(ii) In the event that the Shareholders are required to provide representations, warranties, covenants or indemnities in their individual capacity as selling shareholders in connection with a Tag-Along Transaction, such representations, warranties, covenants and indemnifications shall be limited to those concerning (1) brokers and finders, (2) each Shareholder’s title to Equity Securities, free of all liens and encumbrances (other than those arising under applicable securities laws), (3) each Shareholder’s authority, power and right to enter into and consummate the Tag-Along Transaction without violating any other material agreement, Applicable Law or Order, (4) each Shareholder’s power and right to enter into and consummate the Tag-Along Transaction without the consent of a governmental authority or Person, (5) the absence of any required consents to enter into and consummate the transaction and the absence of any registration requirements in connection therewith and (6) such other representations, warranties, covenants and indemnifications (including indemnification relating to breaches of representations, warranties or covenants of the Company and including any escrow or similar holdback to the extent the amount so escrowed or held back is pro rata among the Shareholders) as may reasonably be considered necessary and appropriate by Apollo in order to consummate such Tag-Along Transaction. Each Shareholder’s liability under the definitive purchase agreement with respect to such Tag-Along Transaction will not exceed the total purchase price received by such Shareholder for its Equity Securities except for liability resulting from fraud or knowing and intentional breach.

(iii) Upon the closing of the sale of any Equity Securities pursuant to paragraph (b)(i) above, the selling Shareholders shall deliver at such closing, against payment of the purchase price therefor, certificates (or other documentation governing the terms of any such Equity Securities) representing their Equity Securities to be sold, duly endorsed for Transfer or accompanied by duly endorsed share transfer forms, evidence of good title to the Equity Securities to be sold, the absence of liens, encumbrances and adverse claims with respect thereto and such other documents as are deemed reasonably necessary by Apollo and the Company for the proper Transfer of such Equity Securities on the books of the Company.

(iv) For the avoidance of doubt, the terms set out in this Section 4(b) shall not apply to a Permitted Transfer.

(v) GHK’s decision as to whether or not to enter into the Tag-along Transaction under Section 4(b)(i) is subject to the requirements of the Listing Rules as may be applicable to GHK from time to time.

(c) Drag-Along Transactions.

(i) If Apollo has received (or has been deemed to have received) an GHK Refusal Notice, Apollo shall be entitled, within 120 days thereafter, in connection with entering into a definitive agreement pursuant to Section 4(a)(v), to deliver to the Company and the Non-Apollo Holders notice of a bona fide offer made by a third party to purchase all but not less than all of the Equity Securities held by the Investor Group and the other Non-Apollo Holders for cash consideration (the “Drag-Along Transaction”), which notice shall include the name of the parties to the proposed Drag-Along Transaction, a summary of the material terms and conditions of the proposed Drag-Along Transaction negotiated by Apollo, the proposed cash purchase price and the material terms and conditions of payment of such cash purchase price contemplated by the proposed Drag-Along Transaction, and shall state that it desires the Company and all Non-Apollo Holders, as applicable, to enter into definitive agreements with such bona fide third party or parties (the “Proposed Drag-Along Purchaser”) in connection with such Drag-Along Transaction. Following receipt of such notice, (A) all Non-Apollo Holders and the Company (as applicable) shall consent to and raise no objections against the Drag-Along Transaction and (B) if the Drag-Along Transaction is structured as (1) an amalgamation, merger or consolidation of the Company, all Non-Apollo Holders shall vote in favor of such amalgamation, merger or consolidation, waive any dissenter’s rights, appraisal rights or similar rights in connection with such amalgamation, merger or consolidation and instruct the Board to vote in favor of such Drag-Along Transaction and (2) if the Drag-Along Transaction is structured as a sale or issuance of shares of capital stock, all Non-Apollo Holders shall sell their respective Equity Securities on the terms and conditions of the Drag-Along Transaction as set out in the notice and waive preemptive or other rights with respect thereto. All Non-Apollo Holders shall take all necessary and desirable actions in connection with the consummation of the Drag-Along Transaction, including the execution of such agreements and such instruments and other actions reasonably necessary to (1) provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Drag-Along Transaction that have been negotiated by Apollo (subject to the terms of this Agreement) and (2) effectuate the allocation and distribution of the aggregate consideration upon the Drag-Along Transaction as set forth below. In the event that the Shareholders are required to provide representations, warranties, covenants or indemnities in their individual capacity as selling shareholders in connection with a Drag-Along Transaction, such representations, warranties, covenants and indemnifications shall be limited to those concerning (1) brokers and finders, (2) title to Equity Securities, free of all liens and encumbrances (other than those arising under applicable securities laws), (3) authority, power and right to enter into and consummate the Drag-Along Transaction without violating any other material agreement (including any debt agreements), Applicable Law or Order, (4) the power and right of such Person and his, her or its Affiliates to enter into and consummate the Drag-Along Transaction without the consent of any governmental authority or Person, (5) the absence of any required consents to enter into and consummate the transaction and the absence of any registration requirements in connection therewith and (6) such other representations, warranties, covenants and indemnifications (including indemnification relating to breaches of representations, warranties or covenants of the Company and including any escrow or similar holdback to the extent the amount so escrowed or held back is pro rata among the Shareholders) as may reasonably be considered necessary and appropriate by Apollo in order to consummate such Drag-Along Transaction. Each Shareholder’s liability under the definitive purchase agreement with respect to such Drag-Along Transaction will not exceed the total purchase price received by such Shareholder for its Equity Securities except for liability arising from fraud or knowing and intentional breach.

(ii) The obligations of the Non-Apollo Holders to participate in any Drag-Along Transaction pursuant to this Section 4(c) are subject to the satisfaction of the following conditions:

(A) the terms and conditions of the proposed Drag-Along Transaction offered to the Non-Apollo Holders shall be the same as the terms and conditions offered to Apollo;

(B) the implied equity value to be paid for the Company in the Drag-Along Transaction must be greater than the implied equity value for the Company in the transaction for which the GHK Refusal Notice was received (or deemed received); and

(C) in the event that the Proposed Drag-Along Purchaser is a “connected person” (as defined in the Listing Rules) of GHK, any affirmative vote or approval of the shareholders of GHK other than such “connected person” and its “associates” (as defined in the Listing Rules) as required by the Listing Rules shall have been obtained.

(iii) At the closing of any Drag-Along Transaction pursuant to this Section 4(c), each Shareholder shall deliver at such closing, against payment of the purchase price therefor, certificates (or evidence thereof) representing its Equity Securities to be sold, duly endorsed for Transfer or accompanied by duly endorsed share transfer forms, evidence of good title to the Equity Securities to be sold, the absence of liens, encumbrances and adverse claims with respect thereto and such other documents as are deemed reasonably necessary by Apollo and the Company for the proper Transfer of such Equity Securities on the books of the Company.

(iv) The Other Shareholders hereby grant an irrevocable proxy and power of attorney which, it is agreed, is coupled with an interest, to any nominee of Apollo to take all necessary actions and execute and deliver all documents reasonably deemed necessary and appropriate to effectuate the consummation of any Drag-Along Transaction. To the extent any Other Shareholder fails to comply with the provisions of this Section 4(c), such Other Shareholder shall indemnify, defend and hold harmless each Shareholder against all liability, loss or damage, together with all reasonable costs and expenses (including reasonable legal fees and expenses), relating to, or arising from, its failure to comply with the provisions of this Section 4(c).

(v) GHK represents, warrants, acknowledges and agrees that, after having obtained the vote of its shareholders to accept or not to accept the GHK Offer as contemplated by Section 4(a)(vi), under the Listing Rules as of the date hereof no further vote or approval of the shareholders of GHK (other than as contemplated by Section 4(c)(ii)(C)) shall be required for GHK to comply with its obligations under this Section 4(c).

(d) GHK Offer and Drag-Along Transaction Limitation.

Notwithstanding the terms of Sections 4(a)-(c), Apollo acknowledges and agrees that (i) it shall be entitled to make an GHK Offer and commence a transaction of a type set forth in Section 4(a) (a “GHK Sale Transaction”) and, in the event that GHK delivers a GHK Refusal Notice, a Drag-Along Transaction, and in each case enforce its rights with respect thereto pursuant to Section 4(a) or Section 4(c), as applicable, no more than three (3) times in the aggregate and (ii) in the event that a Sale Termination Event has occurred, Apollo shall not be permitted to commence another GHK Sale Transaction or Drag-Along Transaction, as the case may be, until the date that is 18 months from the date on which the applicable Sale Termination Event shall have occurred. “Sale Termination Event” means, with respect to any GHK Sale Transaction or Drag-Along Transaction that has been commenced by Apollo, the date on which (i) such GHK Sale Transaction or Drag-Along Transaction has been terminated or abandoned by Apollo (as noted in writing to GHK) or (ii) the date on which such GHK Sale Transaction or Drag-Along Transaction has been terminated pursuant to the terms of the definitive transaction documentation entered into in connection with such transaction.

(e) GHK Offer and Drag-Along Transaction and Certain IPOs.

Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that in the event an initial public offering by the Company of primary Ordinary Shares is consummated without the prior written consent of GHK, the rights and obligations of Apollo, TPG, GHK and the Other Shareholders under this Section 4 (and under related Section 2(a)(iv)) shall be terminated and of no further force and effect.

5.	Involuntary Transfers.

(a) In the case of any Transfer of title or beneficial ownership of Equity Securities upon default, foreclosure, forfeit, divorce, court order or otherwise, other than by a voluntary decision on the part of a Shareholder made in accordance with Section 2 (each, an “Involuntary Transfer”), the Shareholder shall promptly (but in no event later than five (5) days after the Involuntary Transfer) furnish written notice (the “Involuntary Transfer Notice”) to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Person to whom the Equity Securities were transferred (the “Involuntary Transferee”), giving a description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer (and, if practicable, such Shareholder shall notify the Company of any potential Involuntary Transfer in advance of such Involuntary Transfer, together with any material details regarding the nature and circumstances of such potential Involuntary Transfer).

(b) Upon the receipt of the Involuntary Transfer Notice, and for sixty (60) days thereafter, the Shareholders of the Company (other than any Involuntary Transferees) shall have the right to cause the Company to repurchase, and the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the Equity Securities acquired by the Involuntary Transferee to the Company for a repurchase price equal to the “fair market value” (as determined in accordance with Section 5(d)) of such Equity Securities as of the date of the Involuntary Transfer (the “Involuntary Transfer Repurchase Price” and such right, the “Involuntary Transfer Repurchase Right”). The Involuntary Transfer Repurchase Right shall be exercised by written notice (the “Involuntary Transfer Repurchase Notice”) to the Involuntary Transferee given in accordance with Section 11(k) of this Agreement on or prior to the last date on which the Involuntary Transfer Repurchase Right may be exercised.

(c) The repurchase of Equity Securities pursuant to the exercise of the Involuntary Transfer Repurchase Right shall take place on a date specified by the Company, but in no event following the later of the 60th day following the date of the Involuntary Transfer Repurchase Notice or the 10th day following the receipt by the Company of all necessary legal and governmental approvals in connection with such repurchase. On such date, the Involuntary Transferee shall Transfer the Equity Securities subject to the Involuntary Transfer Repurchase Notice to the Company, free and clear of all liens and encumbrances, by delivering to the Company the certificates representing the Equity Securities to be purchased, duly endorsed for transfer to the Company or accompanied by a share transfer form duly executed in blank, and the Company shall pay to the Involuntary Transferee the Involuntary Transfer Repurchase Price. The Involuntary Transferee shall use his, hers or its reasonable best efforts to assist the Company in order to expedite all proceedings described in this Section 5. If the Involuntary Transferee does not Transfer the Equity Securities to the Company as required, the Company will cancel such Equity Securities and deposit the funds in a non-interest bearing account and make payment upon delivery.

(d) For purposes of this Section 5, the “fair market value” of any Equity Securities shall be determined as follows:

(i) if the Equity Securities are listed on one or more national securities exchanges (within the meaning of the Exchange Act), each share shall be valued at the average closing price per share on the principal exchange on which such shares are then trading for the ten (10) trading days immediately preceding the date of determination;

(ii) if the Equity Securities are not traded on a national securities exchange but are quoted on NASDAQ or a successor quotation system, each share shall be valued at the average of the last sales price per share for the ten (10) trading days immediately preceding the date of determination as reported by NASDAQ or any such successor quotation system; and

(iii) if the Equity Securities are not listed on a national securities exchange and are not traded on NASDAQ, the fair market value shall be determined by the Board in good faith based on its good faith determination of the fair market value of the Company and its Subsidiaries as a whole without regard to the percentage of shares represented by the shares subject to such determination or any minority discount or control premium.

(e) Notwithstanding the foregoing, if a Person whose Equity Securities are being valued pursuant to Section 5(d)(iii) above disagrees with the valuation determined by the Board, such Person may elect to choose within five Business Days of being advised of the determination of the Board to have the fair market value determined by an independent appraiser, the selection of which shall be subject to the mutual agreement of the Company and such Person. The fees and expenses of any such independent appraiser shall be borne equally by the Company and the Person whose Equity Securities are being valued hereunder and the determination by the independent appraiser selected in accordance with this Section 5(e) shall be final and binding.

6.	Board of Directors.

(a) Number of Directors; Nomination; Removal.

(i) Subject to the other provisions of this Section 6, the Company and the Shareholders shall take such actions as may be required to ensure that at all relevant times (A) the number of directors constituting the Board shall be not less than seven (7), (B) not less than four (4) members of the Board shall be appointed by Apollo (such directors, the “Apollo Directors”), (C) not less than two (2) members of the Board shall be appointed by GHK (the “GHK Directors”) and (D) the presence of (x) not less than four (4) directors (including at least three (3) of the Apollo Directors and (y) at least one (1) of the GHK Directors) shall be required to constitute a quorum of the Board.

(1) From the Effective Date until the First Subsequent Appointment Date, the members of the Board shall be initially comprised of: (A) Marc J. Rowan, Steve Martinez, Adam M. Aron, and Karl Peterson, each of whom shall be Apollo Directors, (B) Tan Sri Lim Kok Thay and David Chua Ming Huat, each of whom shall be GHK Directors and (C) Walter L. Revell, who shall serve as an “independent director” of the Company pursuant to the requirements of Applicable Law (including any applicable stock exchange rules) and shall be the initial GHK Independent Director pursuant to Section 6(a)(viii).

The Company and the Shareholders shall additionally take such actions as may be required to ensure that (x) at all times after the Effective Date, the directors of the Company shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, with each director being elected for a term expiring at the annual general meeting of shareholders held in the third year following the year of their election (other than with respect to the initial terms of certain of the directors as of the Effective Date) and (y) the Board shall be classified as follows as of the Effective Date:

Class I directors:	Tan Sri Lim Kok Thay and Marc J. Rowan will be Class I directors, whose terms will expire at the first annual general meeting of shareholders that is held following the Effective Date;

Class II directors:	Walter L. Revell and Adam M. Aron will be Class II directors, whose terms will expire at the second annual general meeting of shareholders that is held following the Effective Date; and

Class III directors:	Steve Martinez, Karl Peterson and David Chua Ming Huat will be Class III directors, whose terms will expire at the third annual general meeting of shareholders that is held following the Effective Date;

provided, that the term of each director (including any directors elected pursuant to clauses (2) and (3) below) shall continue until the election of a successor and be subject to such director’s earlier death, resignation or removal. Thereafter, at each annual general meeting of shareholders of the Company, the successors of the directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual general meeting of shareholders held in the third year following the year of their election, subject to the last sentence of clauses (2) and (3) below.

(2) (x) Within ninety (90) days of the Effective Date (the date on which such increase occurs, the “First Subsequent Appointment Date”), the Company and the Shareholders shall take such actions as may be required to ensure that the number of directors constituting the Board shall be increased to nine (9) members and shall nominate and appoint directors to fill the vacancies resulting from such increase as follows: (I) one individual designated by Apollo shall serve as an “independent director” of the Company pursuant to the requirements of Applicable Law (including any applicable stock exchange rules) and shall be an Apollo Independent Director pursuant to Section 6(a)(viii) and a Class I director, and (II) one individual designated by Apollo shall serve as an Apollo Director and shall be a Class II director. (y) Additionally, the Company and the Shareholders shall take such actions between the First Subsequent Appointment Date and the Second Subsequent Appointment Date as may be required to ensure that the number of directors constituting the Board shall remain at nine (9) members, consisting of (A) five (5) Apollo Directors, (B) two (2) GHK Directors, (C) one (1) Apollo Independent Director and (D) one (1) GHK Independent Director.

(3) (x) Within 365 days of the Effective Date (the date on which such increase occurs, the “Second Subsequent Appointment Date”), the Company and the Shareholders shall take such actions as may be required to ensure that the number of directors constituting the Board shall be increased to eleven (11) members and shall nominate and appoint directors to fill the vacancies resulting from such increase as follows: (I) one individual designated by Apollo shall serve as an “independent director” of the Company pursuant to the requirements of Applicable Law (including any applicable stock exchange rules) and shall be an Apollo Independent Director pursuant to Section 6(a)(viii) and a Class II director and (II) one individual designated by Apollo shall serve as an Apollo Director and shall be a Class III director. (y) Additionally, at all times following the Second Subsequent Appointment Date, the Company and the Shareholders shall take such actions as may be required to ensure that the number of directors constituting the Board shall remain at eleven (11) members, consisting of (A) six (6) Apollo Directors, (B) two (2) GHK Directors, (C) two (2) Apollo Independent Directors and (D) one (1) GHK Independent Director.

(4) From and after the Effective Date, the Company and the Shareholders shall take such actions as may be required from time to time to ensure that the presence of the then-majority of the directors (including at least (x) the then-majority of the Apollo Directors and (y) at least one (1) of the GHK Directors) shall be required to constitute a quorum of the Board.

  (ii) (1) The rights granted to Apollo to appoint a majority of the Board provided for in Section 6(a)(i) and the related quorum provisions in Section 6(a)(i)(D)(x) and Sections 6(a)(i)(2)(y)(A), 6(a)(i)(3)(y)(A) and 6(a)(i)(4)(x) above are referred to as the “Apollo Board Rights.” Subject to Sections 6(a)(ii)(2) and (3), if at any time the number of the Equity Securities owned by the Investor Group on a fully diluted basis divided by the number of the Equity Securities owned by GHK Group on a fully diluted basis is less than 0.6 (the “Investor Group Minimum Ratio Condition”), the Apollo Board Rights shall immediately terminate and be of no further force or effect.

(2) From such time as the Apollo Board Rights terminate until such time, if any, that the NASDAQ listing rules require that a majority of the directors of the Company be “independent” unaffiliated with any of the Shareholders, the Company and the Shareholders shall take such actions as may be required (x) to ensure that at all times nominees of GHK shall constitute a majority of the Board, (y) to remove, or procure the resignation of the Apollo Directors (except as set out in (z) hereafter), and (z) to ensure that (i) two nominees of Apollo shall be appointed or elected to the Board if and as long as the number of the Equity Securities owned by the Investor Group on a fully diluted basis equals at least twenty percent (20%) of the then-outstanding Equity Securities on a fully diluted basis and (ii) one nominee of Apollo shall be elected or appointed to the Board if and as long as the number of Equity Securities owned by the Investor Group on a fully diluted basis equals at least ten percent (10%) of the total Equity Securities of the then-outstanding Equity Securities on a fully diluted basis

(iii) For so long as the ratio of the number of the Equity Securities owned by GHK Group on a fully diluted basis divided by the number of the Equity Securities owned by the Investor Group on a fully diluted basis is at least 0.6 (the “GHK Minimum Ratio Condition”), the Company shall not take any of the actions set forth in Schedule II attached hereto without the prior written approval of GHK (the “GHK Consent Rights”).

(iv) From time to time and at any time after the Effective Date, each of Apollo or GHK, as the case may be, shall be entitled to nominate or replace its Apollo Directors, Apollo Independent Directors, GHK Directors or GHK Independent Directors, as the case may be, by delivering a written notice to the Company. As promptly as practicable, but in any event within five (5) days (or any longer period as may be required under Applicable Law and the Bye-laws), after delivery of such notice, the parties hereto shall take or cause to be taken such corporate actions as may be reasonably required to cause the election or replacement proposed in such notice, and the Shareholders agree to vote their shares in favor of such election or replacement. Such corporate actions may include calling a meeting or soliciting a written consent of the Board, or calling a meeting or soliciting a written consent of the Shareholders of the Company, as applicable.

(v) The Company and the Shareholders shall take such actions as may be required to ensure that an individual chosen by the TPG Entities is designated as a non-voting observer (the “TPG Observer”) to (a) be present at all meetings of the Board and all committees thereof (other than the audit committee) and the boards of directors of all subsidiaries of the Company in which designees of any of the Apollo Entities are directors, including all material operational meetings of the Company at which representatives of the Apollo Entities are in attendance; and (b) receive the same notice and information as representatives of the Apollo Entities with respect to meetings of the Board and all committees thereof (other than the audit committee) at substantially the same time as such information is provided to the Apollo Entities.

(vi) The Board shall designate the chief executive officer as a non-voting observer (the “CEO Observer”) to be present at all meetings of the Board and all committees thereof (other than the audit committee and executive sessions of the Board and any committee thereof). The Company shall give the CEO Observer the same notice and information with respect to meetings of the Board and all committees thereof (other than the audit committee and executive sessions of the Board and any committee thereof).

(vii) Prior to permitting the Company to take any of the actions set forth in Schedule III attached hereto, the Board shall cause the Company to, and the Company shall provide reasonable advance written notice to GHK of, and shall consult with (but not be required to obtain the consent of) GHK regarding, any such action (the “GHK Notice and Consultation Rights”).

(viii) For so long as the Company is required by Applicable Law (including any applicable stock exchange rules) to appoint independent directors to the Board or any committee thereof, for so long as the Investor Group Minimum Ratio Condition is maintained, the number of independent directors shall be maintained at an odd number and the majority of independent directors so required to be appointed shall be appointed to the Board or applicable committee thereof by Apollo (the “Apollo Independent Directors,” who shall not be considered Apollo Directors for purposes of this Agreement), except as set forth in Section 6(a)(i)(2), and the remainder of independent directors so required to be appointed shall be appointed to the Board or applicable committee thereof by GHK (the “GHK Independent Directors,” who shall not be considered GHK Directors for purposes of this Agreement).

(b) Voting Covenant.

(i) In the event that under Applicable Law or the terms of the Company’s or any Subsidiary of the Company’s organizational documents, any action or proposed action of the Company or any of its Subsidiaries requires the affirmative vote of the Shareholders of the Company in order for such action or proposed action to be effective (unless such action or proposed action is subject to the GHK Consent Rights), each Shareholder that is a member of the GHK Group hereby agrees that, for so long as the Investor Group Minimum Ratio Condition is maintained, such Shareholder shall cause all of its Equity Securities to be voted in the manner directed by Apollo (in Apollo’s sole discretion); provided, however, that in no event shall the obligations of this Section 6(b)(i) be applicable to those matters that are subject to the GHK Consent Rights or otherwise impact in any way the GHK Consent Rights or the agreements with respect to the composition of the Board set forth in this Article 6.

(ii) By way of execution and delivery of this Agreement, each Shareholder that is a member of the GHK Group appoints and constitutes Apollo as its attorney and proxy with full power of substitution and resubstitution, with respect to the Equity Securities Owned by him, her or it, to vote all of the Equity Securities of such Shareholder that is a member of the GHK Group on any action or proposed action of the Company or any of its Subsidiaries on the matters of the type described in Section 6(b)(i). Upon the execution of this Agreement, all prior proxies and similar rights and agreements given by each such Shareholder that is a member of the GHK Group with respect to any of the Equity Securities Owned by him, her or it shall be deemed revoked. This proxy is irrevocable and is coupled with an interest.

(iii) In furtherance of the foregoing terms of Section 6(b)(i), for so long as the Investor Group Minimum Ratio Condition is maintained, each Shareholder that is a member of the GHK Group hereby waives to the fullest extent permitted by Applicable Law all rights of such Shareholder to vote on the matters of the type described in Section 6(b)(i) and further agrees to waive any dissenters, appraisal or similar rights in connection with such matters to the extent voted on by Apollo and the Shareholders comprising the GHK Group.

(iv) The terms of Section 6(b)(i), Section 6(b)(ii) and Section 6(b)(iii) shall be binding upon the Permitted Transferees of each Shareholder that is a member of the GHK Group.

(v) Subject to Section 6(b)(vi), the TPG Entities hereby agree, for so long as they hold any Ordinary Shares, to vote all Ordinary Shares at any time held by the TPG Entities in the manner directed by Apollo, in Apollo’s sole and absolute discretion, to the fullest extent permitted by Applicable Law and hereby appoint and constitute

Apollo as their attorney and proxy, with full power of substitution and resubstitution (which proxy shall be irrevocable and is coupled with an interest), to vote all Ordinary Shares held by the TPG Entities at any meeting of the Shareholders and in connection with any written action or consent of the Shareholders with respect to any matter submitted to a vote or for action by the Shareholders or requiring consent under the Shareholders’ Agreement. Subject to Section 6(b)(vi), with respect to any such matter submitted to a vote or for action by the Shareholders or requiring consent under the Shareholders’ Agreement, each of the Company and GHK shall be entitled to conclusively look to and rely on Apollo as the attorney or representative of the TPG Entities with respect to such vote or action.

(vi) Notwithstanding the terms of Section 6(b)(v), none of the Company or any of its Subsidiaries shall be permitted to engage in any material transaction involving any Affiliate of Apollo (other than the Company and its Subsidiaries) without the prior written consent of TPG (such consent not to be unreasonably withheld); provided, however, that in no event shall the TPG Entities have any consent right pursuant to this Section 6(b)(vi) with respect to any action taken or to be taken pursuant to the terms of this Agreement as in effect on the date hereof (the “TPG Consent Rights”). TPG shall be given advance written notice of any such proposed material Affiliate transaction, which shall include a summary of the material terms and conditions of the transaction and the proposed consideration (“Transaction Notice”). In the event that TPG has not provided written consent or refusal within five (5) days of having received a Transaction Notice, TPG shall be deemed to have provided written consent to the applicable material Affiliate transaction.

(vii) For so long as the TPG Entities collectively maintain the TPG Minimum Holding Condition, all transaction, monitoring and similar fees paid or payable by the Company or its Subsidiaries to the Apollo Entities or their affiliated investment funds or managers of their affiliated investment funds shall be shared pro rata with the TPG Entities, or an affiliate or affiliates of the TPG Entities designated in writing to the Apollo Entities by the TPG Entities. Apollo and TPG agree and acknowledge that as of the date hereof, no such transaction, monitoring or similar fees are paid or payable by the Company and its Subsidiaries to the Apollo Entities or the TPG Entities or any of their respective affiliated investment funds or managers of their affiliated investment funds.

(c) Expenses; Compensation. The Company shall reimburse each director for his or her reasonable out-of-pocket expenses (including travel and related expenses) incurred in connection with (A) attending the meetings of the Board and all committees thereof and (B) to the extent such director is not an employee of the Company, conducting any other Company business requested by the Company. The Company shall maintain directors and officers’ indemnity insurance coverage reasonably satisfactory to Apollo and GHK, and the New Bye-laws shall provide for indemnification and exculpation of directors to the fullest extent permitted under Applicable Law.

(d) Change in Number of Directors. Subject to Sections 6(a)(i)(1) and 6(a)(viii), and provided Apollo and GHK jointly agree in writing, the number of directors constituting the Board may be increased or decreased, and for so long as the Investor

Group Minimum Ratio Condition is maintained, Apollo shall have the right to nominate a sufficient number of directors such that the majority of the directors comprising the Board shall be Apollo Directors, and the Company and the Shareholders shall take all corporate actions as may be required to ensure that (x) nominees of Apollo constitute a majority of the directors of the Board, (y) all directors constituting less than a majority of the Board are appointed by GHK and (z) the presence of the then-majority of directors (including the then-majority of the Apollo Directors and at least one GHK Director) is required to constitute a quorum of the Board.

(e) Committees and Subsidiaries.

(i) Subject to the terms of Section 6(e)(ii)-(v), the provisions of this Section 6 shall apply, mutatis mutandis, to any committee of the Board and to the board of directors and any committee of the board of directors of each Subsidiary of the Company.

(ii) From and after the Effective Date, the Company and the Shareholders shall take, or cause to be taken, such actions as may be required to ensure that the Audit Committee shall be composed of three members, who shall initially be Walter L. Revell, Steve Martinez and Adam M. Aron. From the First Subsequent Appointment Date until the Second Subsequent Appointment Date, the Company and the Shareholders shall take, or cause to be taken, such action as is necessary to ensure that a majority of the members of the Audit Committee are “independent directors” of the Company. From and after the Second Subsequent Appointment Date, the Company and the Shareholders shall take, or cause to be taken, such action as is necessary to ensure that all of the members of the Audit Committee are “independent directors” of the Company.

(iii) From and after the Effective Date, the Company and the Shareholders shall take, or cause to be taken, such actions as may be required to ensure that the Compensation Committee shall be composed of three members, who shall initially be Marc J. Rowan, Steve Martinez and Tan Sri Lim Kok Thay.

(iv) From and after the Effective Date, the Company and the Shareholders shall take, or cause to be taken, such actions as may be required to ensure that the Nominating and Governance Committee shall be composed of three members, who shall initially be David Chua Ming Huat, Steve Martinez and Adam M. Aron.

(v) From such time as the Apollo Board Rights terminate until such time that the NASDAQ listing rules require that a majority of the directors of the Company be “independent” unaffiliated with any of the Shareholders, the Company and the Shareholders shall take such actions as may be required to ensure that (A) GHK shall have the right appoint a majority of the directors to each committee of the Board (except any such committee that is required by Applicable Law or NASDAQ listing rule to be made up entirely of independent directors) and (B) one director appointed by Apollo is a member of each committee of the Board (except any such committee that is required by Applicable Law or NASDAQ listing rule to be made up entirely of independent directors) for so long as Apollo has the right to appoint at least one (1) director to the Board pursuant to Section 6(a)(ii).

7.	Representations, Warranties and Covenants.

Each Shareholder, severally and not jointly, represents and warrants that (a) effective as of the Effective Date, such Shareholder is the registered owner of the number and type of Equity Securities set forth opposite its name on Schedule I attached hereto, (b) this Agreement has been duly authorized, executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable in accordance with its terms, and (c) such Shareholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and each Shareholder covenants that it shall not grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

8.	Information Rights; Covenants.

(a) For so long as any Shareholder owns at least 10% of the then-outstanding Equity Securities, such Shareholder shall be entitled to receive regular and suitable business (e.g. sales, marketing and technology), financial and other information reasonably appropriate to monitor and manage its ownership interests and such other information as it may reasonably request, from time to time. Such information will include, without limitation, the following:

(i) Access to Records. The Company shall, and shall cause each Subsidiary of the Company to, afford to each such Shareholder and its officers, employees, advisors, counsel and other authorized representatives, during normal business hours, reasonable access, upon reasonable advance notice, to all of the books, records and properties of the Company and each such Subsidiary and all officers and employees of the Company and each such Subsidiary.

(ii) Financial Reports. The Company shall furnish each such Shareholder with copies of the financial information it is required to provide to its lenders under the Company’s Existing Credit Facility, which delivery shall be made in accordance with the terms (including without limitation, terms relating to the timing of delivery and the presentation of such financial information) set forth in the Company’s Existing Credit Facility.

(iii) Miscellaneous. Promptly as practicable (but in any event within ten (10) days) upon becoming available, the Company shall provide to each such Shareholder:

(1) copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Company or its Subsidiaries to its or their shareholders generally or released to the public and copies of all regular and periodic reports, if any, filed by the Company or its Subsidiaries with the Commission, any securities exchange or FINRA or similar Governmental Authority;

(2) notification in writing of any litigation or governmental proceeding in which it or any of its Subsidiaries is involved and which might, if determined adversely, materially and adversely effect the Company or any of its Subsidiaries;

(3) notification in writing of the existence of any default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of their assets are bound;

(4) copies of all reports prepared for or delivered to the management of the Company or its Subsidiaries by its or their accountants; and

(5) upon request, any other routinely collected financial or other information available to management of the Company or its Subsidiaries.

(iv) TPG’s Information Rights. For so long as (x) the Apollo Entities are entitled to the information or reports provided by the Company pursuant to this Section 8 and (y) the TPG Entities (and their Permitted Transferees) continue to hold 15% or more of the amount of Ordinary Shares that are collectively held by the TPG Entities and their Affiliates as of the date hereof (the “TPG Minimum Holding Condition”), the TPG Entities will be entitled to receive, and the Company shall provide, all information or reports provided by the Company to the Apollo Entities pursuant to this Section 8 at such time as such information is provided to the Apollo Entities.

(b) Notwithstanding the disclosure obligations set forth in Section 8(a), to the extent applicable to the Company, the Company shall comply in all material respects with the applicable requirements and provisions of Regulation FD (17 C.F.R. § 243.100, as amended, modified, restated or supplemented from time to time).

(c) The Shareholders will provide such forms, information or certifications as are reasonably requested by the Company in order for the Company to comply with any tax or regulatory filing or withholding requirements. Notwithstanding the generality of the foregoing, within 60 days of the end of each calendar quarter, each Shareholder shall provide the Company with the 883 Forms. Each Shareholder shall notify the Company if such Shareholder (or any of its Affiliates) becomes aware of any information that could reasonably be expected to cause the Company to fail to qualify for benefits under Section 883 of the Code within 30 days of the Shareholder becoming aware of the event or events giving rise to such failure. Except to the extent reasonably requested by the Company, a Shareholder owning less than 5% of the vote and value of the Company, including, for the avoidance of doubt, shares held by attribution (and thus not counted in the determination of a “closely-held block of stock” within the meaning of Treasury regulations section 1.883-2(d)(3)) shall not be required to provide an 883 Form or to provide the identity of its direct or indirect owners in connection therewith.

(i) For purposes of this Agreement, the following definitions shall apply:

(A) “Code” means the Internal Revenue Code of 1986, as amended.

(B) “883 Forms” means those forms, information or certificates reasonably requested by the Company in order to facilitate the Company’s compliance with Section 883 of the Code and the applicable Treasury regulations promulgated thereunder.

9.	Registration Rights.

(a) Public Offering; Right to Demand; Demand Notices. Subject to the provisions of this Section 9, Apollo and GHK (each a “Demand Party”) shall each have the right in accordance with the provisions of the Securities Act and the terms of this Agreement, to make written requests in unlimited numbers to the Company for registration for all or a part of its Ordinary Shares; provided, the Company shall not be required to act on any such request, for a six (6) month period following the effective date of a previous Demand Registration (as defined below). All requests made pursuant to this Section 9 will specify an aggregate offering price of at least $20,000,000 for the Ordinary Shares to be registered, and will also specify the intended method of disposition thereof (a “Demand Notice”), including, if such disposition is pursuant to an Underwritten Offering, whether such offering shall be a “firm commitment” underwriting. Subject to Section 9(b) and Section 9(c), promptly upon receipt of any such Demand Notice, the Company will use its reasonable best efforts to file, as soon as possible, but in any event within ninety (90) days and will use its reasonable best efforts to have declared effective by the Commission, as soon as possible, but in any event within seventy five (75) days from the date of filing, a Registration Statement relating to such registration under the Securities Act of the Ordinary Shares that the Company has been so requested to register (each a “Demand Registration”). If, following 180 days after any Demand Registration made pursuant to this Section 9, the Demand Party submits a Demand Notice to the Company requesting another Demand Registration, the Company will use its reasonable best efforts to file, as soon as possible, but in any event within forty five (45) days and will use its reasonable best efforts to have declared effective, as soon as possible, but in any event within forty five (45) days from the date of filing, a Registration Statement (as defined below) relating to such Demand Registration. Any Demand Registration pursuant to this Section 9 may be made for a shelf registration on an appropriate form pursuant to Section 9(g).

(b) Registration Statement Form. Registrations under this Section 9 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Demand Party and (ii) as shall permit the disposition of Ordinary Shares in accordance with the intended method or methods of disposition specified in the Demand Party’s Demand Notice. If, in connection with any registration under this Section 9 that is proposed by the Company to be on Form F-3 or S-3 or any successor form, the managing underwriter, if any, shall advise the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(c) Effective Registration Statement. The Company shall be deemed to have effected a Demand Registration if the Registration Statement relating to such Demand Registration is declared effective by the Commission; provided, however, that no Demand Registration shall be deemed to have been requested for purposes of Section 9(a) if (x) such registration, after it has become effective, is or becomes subject to any stop order, injunction or other Order of the Commission or other Governmental Authority or court by reason of an act or omission by the Company and such interference is not cured within 20 Business Days; (y) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied because of an act or omission by the Company, or (z) if the Company shall postpone the filing of any Registration Statement (or any amendment thereto) and the consummation of the transactions contemplated by any Demand Registration and within 30 days after receipt of the notice of postponement, the Demand Party advises the Company in writing that such Demand Party has determined to withdraw its request for a Demand Registration.

(d) Cutbacks. If the managing underwriter advises the Company that the inclusion of all such Ordinary Shares proposed to be included in any registration would interfere with the successful marketing (including pricing) of the Ordinary Shares to be offered thereby, then, subject to Section 9(r)(ii) with respect to Apollo and TPG, the number of Ordinary Shares proposed to be included in such registration shall be allocated among the Company and the selling Shareholders in the following order of priority:

(i) first, the amount of Ordinary Shares which all Shareholders have requested to be included in such registration (that the managing underwriter believes can be sold without interfering with the successful marketing (including pricing) of the Ordinary Shares), pro rata based upon the number of Ordinary Shares proposed to be sold by each such Shareholder in such registration; and

(ii) second, the Ordinary Shares to be offered by the Company.

(e) Postponement. The Company may postpone the filing of any Registration Statement (or any amendment thereto) and the consummation of the transactions contemplated by the Demand Registration for a reasonable period of time, not to exceed 180 days, if the Board determines in good faith that the filing of such Registration Statement on the consummation of such transactions would (i) require the disclosure of a material transaction or other material matter and such disclosure would be disadvantageous to the Company or (ii) materially adversely effect a material financing, acquisition, disposition of assets or shares, amalgamation, merger or other comparable transaction; provided, that the Company may postpone a Registration Statement only once during any twelve (12) month period.

(f) Piggyback Registration. If the Company at any time proposes for any reason to register Ordinary Shares under the Securities Act (other than on Form F-3 or S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) including, without limitation, pursuant to Section 9(a) or Section 9(g), it shall promptly (and in any event within 5 days after receipt of a Demand Notice, unless the Company has determined to postpone the registration pursuant to Section 9(g)) give written notice to each Shareholder of its intention to register the Ordinary Shares and, upon the written request, given within 15 days after delivery of any such notice by the Company, of any such Shareholder to include in such registration Ordinary Shares (which request shall specify the number of Ordinary Shares proposed to be included in such registration), the Company shall use its reasonable best efforts to cause all such Ordinary Shares to be included in such registration on the same terms and conditions as the Ordinary Shares otherwise being sold in such registration, and in any event, subject to Section 9(d) the Company shall include the Ordinary Shares if the registration is effected pursuant to Section 9(a) or Section 9(g) on the same terms and conditions as the Ordinary Shares otherwise being sold in such registration.

(g) Registrations on Form F-3 or S-3. Notwithstanding anything contained in this Agreement to the contrary, at such time as the Company shall have qualified for the use of Form F-3 or S-3 promulgated under the Securities Act or any successor form thereto, Apollo and GHK shall have the right to request in writing an unlimited number of registrations on Form F-3 or S-3 or such successor form of Ordinary Shares held by such Shareholders, any such request shall (i) specify the number of Ordinary Shares intended to be sold or otherwise disposed, (ii) state the intended method of disposition of such Ordinary Shares and (iii) relate to Ordinary Shares having an aggregate offering price of at least $20,000,000. Promptly (and in any event within 5 days) after receipt of any such request (unless the Company has determined to postpone the registration pursuant to Section 9(g)), the Company shall give written notice of such proposed registration to the Other Shareholders and, subject to Section 9(d), shall include in such proposed registration any Ordinary Shares requested to be included in such proposed registration by such Shareholders who respond in writing to the Company’s notice within 15 days after delivery of such Notice (which response shall specify the number of Ordinary Shares proposed to be included in such registration). A requested registration on Form F-3 or S-3 (or its successor form) in compliance with this Section 9(g) shall not count as a Demand Registration.

(h) Holdback Agreement. If the Company at any time shall register any Ordinary Shares under the Securities Act (including any registration pursuant to Section 9(a), Section 9(f) or Section 9(g)) for sale to the public, the Shareholders shall not sell, make any short sale of, grant any option for the purchase of, or otherwise Transfer (other than Permitted Transfers), any Ordinary Shares (other than those Ordinary Shares included in such registration pursuant to Section 9(f) or Section 9(g)) without the prior written consent of the Company for a period designated by the Company in writing to the Shareholders, which period shall not begin more than 10 days prior to the effectiveness of the Registration Statement pursuant to which such public offering shall be made and shall not exceed 90 days (or 180 days in the case of the initial public offering) after the effective date of such Registration Statement.

(i) Preparation and Filing. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its reasonable best efforts to effect the registration of any Ordinary Shares, the Company shall, as expeditiously as practicable:

(i) use its reasonable best efforts to cause a Registration Statement that registers such Ordinary Shares to become and remain effective for a period of 90 days or until all of such Ordinary Shares have been disposed of (if earlier);

(ii) furnish, at least 5 Business Days before filing a Registration Statement that registers such Ordinary Shares, a prospectus relating thereto or any amendments or supplements relating to such a Registration Statement or such prospectus, to one counsel acting on behalf of all selling shareholders selected by Apollo and GHK (the “Sellers’ Counsel”), copies of all such documents proposed to be filed (it being understood that such 5 Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(iii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all of such Ordinary Shares have been disposed of and to comply with the provisions of the Securities Act with respect to the sale or other Transfer of such Ordinary Shares;

(iv) promptly notify the Sellers’ Counsel in writing (A) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement, Preliminary Prospectus, Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Ordinary Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(v) use its reasonable best efforts to register or qualify such Ordinary Shares under such other securities or blue sky laws of such jurisdictions as any selling Shareholder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of such Ordinary Shares to consummate their disposition in such jurisdictions, provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or required to be qualified pursuant to Applicable Law or to take any action which would subject it to general service of process or subject itself to taxation in any such jurisdiction where it is not then so subject;

(vi) without limiting subsection (v) above, use its reasonable best efforts to cause such Ordinary Shares to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Ordinary Shares to consummate the Transfer of such Ordinary Shares;

(vii) furnish to each selling Shareholder and the underwriters, if any, such number of copies of such Registration Statement, any amendments thereto, any exhibits thereto or documents incorporated by reference therein (but only to the extent not publicly available on EDGAR or the Company’s website), any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus (each in conformity with the requirements of the Securities Act), and such other documents as such selling Shareholder or underwriters may reasonably request in order to facilitate such selling Shareholders disposition of such Equity Securities;

(viii) notify in writing on a timely basis each selling Shareholder at any time when the Prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Shareholder, prepare, if necessary, an amendment to the Registration Statement and furnish to such Shareholder a number of copies reasonably requested by such Shareholder of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such Ordinary Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(ix) use its’ reasonable best efforts to prevent the issuance of an Order suspending the effectiveness of a Registration Statement, and if one is issued, use its reasonable best efforts to obtain the withdrawal of any Order suspending the effectiveness of a Registration Statement as soon as possible;

(x) retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time during such registration any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus to effect compliance with the Securities Act and the Rules and Regulations, to notify promptly in writing the selling Shareholders and underwriters and, upon any of their reasonable request, to file such document and to prepare and furnish without charge to each selling Shareholder and underwriter as many copies as each such selling Shareholder and underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect compliance with the Securities Act and the Rules and Regulations;

(xi) make available for inspection by the selling Shareholders, the Sellers’ Counsel or any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, managers and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement. Any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, any Preliminary Prospectus, the Prospectus, and Issuer Free Writing Prospectus or any amendment or supplement thereto, (ii) the release of such Information is ordered pursuant to a subpoena or other Order of a competent jurisdiction or (iii) such Information has been made generally available to the public. The selling Shareholders agree that they will, upon learning that disclosure of such Information is sought by a Governmental Authority, give prompt written notice to the Company and use their reasonable best efforts to allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(xii) in the case of an Underwritten Offering, use its reasonable best efforts to obtain, from its accountants, a “cold comfort” letter in customary form and covering such matters of the type customarily covered by cold comfort letters;

(xiii) use its reasonable best efforts to obtain, from its counsel, an opinion or opinions in customary form (which shall also be addressed to the Shareholders selling Ordinary Shares in such registration) and, in the case of an Underwritten Offering, use its reasonable best efforts to obtain, from its counsel, an opinion or opinions in customary form;

(xiv) provide a transfer agent and registrar (which may be the same entity) for such Ordinary Shares and a CUSIP number for such Ordinary Shares, in each case no later than the effective date of such registration;

(xv) upon the request of any underwriter, issue to any underwriter to which any selling Shareholder may sell Ordinary Shares in such offering, certificates evidencing such Equity Securities;

(xvi) upon the request of Apollo or GHK, list such Ordinary Shares on any national securities exchange on which any shares of Equity Securities are listed or, if no such shares are listed on a national securities exchange, use its reasonable best efforts to qualify such Ordinary Shares for inclusion on the automated quotation system of FINRA or such other national securities exchange as Apollo and GHK shall request;

(xvii) in connection with an Underwritten Offering, participate, to the extent requested by the managing underwriter for the offering or Apollo or GHK, in customary efforts to sell the Ordinary Shares being offered, cause such steps to be taken as to ensure the good faith participation of senior management officers of the Company in “road shows” as is customary and take such other actions as the underwriters, Apollo or GHK may request in order to expedite or facilitate the Transfer of Ordinary Shares;

(xviii) cooperate with each Shareholder and each underwriter participating in the disposition of Ordinary Shares and their respective counsel in connection with any filings required to be made with FINRA, including, if appropriate, the pre-filing of the Prospectus as part of a shelf Registration Statement in advance of an Underwritten Offering;

(xix) make available to its security holders, as soon as reasonably practicable but not later than eighteen (18) months after the effective date, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 9(a) of the Securities Act and Rule 158 thereunder;

(xx) during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act;

(xxi) otherwise use its reasonable best efforts to comply with all applicable Rules and Regulations; and

(xxii) use its reasonable best efforts to take all other steps necessary to effect the registration of such Ordinary Shares contemplated hereby.

(j) Expenses. All expenses incident to the Company’s performance of, or compliance with, this Section 9, including (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA); (b) all fees and expenses of compliance with state securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters or Shareholders in connection with “blue sky” qualifications of the Ordinary Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate); (c) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Ordinary Shares in a form eligible for deposit with The Depository Trust Company (or any other depositary or transfer agent/registrar) and of printing any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto), all fees and disbursements of counsel for the Company and of all independent certified public accountants of the issuer (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (d) Securities Act liability insurance if the Company so desires or the underwriters so require; (e) all fees and expenses incurred in connection with the listing of the Ordinary Shares on any securities exchange (including NASDAQ) and all rating agency fees; (f) all fees and disbursements of the Sellers’ Counsel to represent the selling Shareholders in connection with such registration; and (g) reasonable fees and expenses of outside counsel, consultants, accountants, attorneys, investment bankers, agents and other advisors retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company, regardless of whether the Registration Statement becomes effective; provided, however, that all underwriting discounts and selling commissions applicable to the Ordinary Shares shall not be borne by the Company, but shall be borne by the seller or sellers thereof, in proportion to the number of Ordinary Shares sold by such seller or sellers. In addition, the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

(k) Indemnification.

(i) In connection with any registration of any Ordinary Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each seller of such Ordinary Shares, each underwriter, broker or any other Person acting on behalf of such seller, each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act or Exchange Act, and their respective officers, directors, employees, shareholders, members, managers, general partners, limited partners, principals, agents and other representatives against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any underwriter or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus, when considered together with the most recent Preliminary Prospectus (collectively, “Road Show Material”), (2) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, Issuer Free Writing Prospectus, Road Show Material and the Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, or (3) any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, such underwriter, such broker or such other Person acting on behalf of such seller and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof.

(ii) In connection with any registration of Ordinary Shares under the Securities Act pursuant to this Agreement, each seller of Ordinary Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9(k)(i)) the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of such seller, each Person who controls any of the foregoing Persons within the meaning of the Securities Act or Exchange Act and each other seller of Ordinary Shares under such Registration Statement with respect to any untrue statement of material fact or omission to state a material fact required to be stated in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Road Show Material, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller specifically for use in connection with the preparation of such Preliminary Prospectus, Registration Statement, Prospectus, Issuer Free Writing Prospectus or in any amendment or supplement thereto or in Road Show Material (and such information has not been covered in a subsequent writing prior to the sale of such Ordinary Shares to the Person asserting such untrue statement or omission); provided, however, that the maximum amount of liability in respect of such indemnification shall be, limited, in the case of each seller of Ordinary Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Ordinary Shares effected pursuant to such registration.

(iii) Indemnification similar to that specified in Sections 9(k)(i) and 9(k)(ii) shall be given by the Company and to each seller of Ordinary Shares (with such modifications as may be appropriate) with respect to any required registration or other qualification of their Ordinary Shares under any Federal or state law or regulation of Governmental Authority other than the Securities Act.

(iv) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 9(k), such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is materially prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, (A) if the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the indemnified party or to employ counsel reasonably satisfactory to such indemnified party or to continue to defend against such claim using its reasonable best efforts, or (B) that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 9(k), then in any such case, the indemnifying party shall not have the right to assume or continue the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 9(k).

(v) If the indemnification provided for in this Section 9(k) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Ordinary Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Ordinary Shares effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent representations (within the meaning of Section 9(f) the Securities Act) shall be entitled to indemnification or contribution hereunder.

(vi) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the Transfer of Ordinary Shares.

(l) Underwritten Offerings.

Notwithstanding anything to the contrary set forth in this Agreement:

(i) to the extent that all the holders selling Ordinary Shares in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in this Section 9, the provisions contained in this Section 9 addressing such issue or issues shall be of no force or effect with respect to such registration. If any offering pursuant to a Demand Registration or pursuant to this Section 9 involves an Underwritten Offering, Apollo and GHK (whichever has requested the registration) shall have the right to select the managing underwriter or underwriters to administer the offering which managing underwriter or underwriters are each a nationally recognized “bulge bracket” investment bank, in which case the Company shall enter into an agreement with such firm for the underwriting of such offering containing terms and conditions reasonably satisfactory to Apollo or GHK, as the case may be, and the Company; and

(ii) no Shareholder may participate in any registration hereunder that is underwritten unless such Shareholder agrees (A) to sell such Shareholder’s Ordinary Shares proposed to be included therein on the basis provided in any underwriting arrangement(s) acceptable to Apollo and GHK, as the case may be, and the Company and consistent with the terms hereof and (B) as expeditiously as possible, to notify the Company of the occurrence of any event concerning such Shareholder as a result of which any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(m) Information by Holder. Each holder of Ordinary Shares to be included in any registration shall furnish to the Company such written information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

(n) Exchange Act Compliance. From and after the date a Registration Statement filed by the Company pursuant to the Exchange Act relating to any class of the Equity Securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of Ordinary

Shares. The Company shall cooperate with each holder in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144 or any comparable successor rules). The Company shall furnish to any holder of Ordinary Shares upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules). After the consummation of a Qualified Public Offering, subject to the limitations on Transfers imposed by this Agreement, the Company shall use its reasonable best efforts to facilitate and expedite transfers of Ordinary Shares pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Equity Securities.

(o) No Conflict of Rights. The Company represents and warrants to Apollo, TPG and GHK that the registration rights granted in this Agreement do not conflict with any other registration rights granted by the Company. The Company shall not, after the Effective Date, grant any registration rights which conflict with or impair, or have any priority over, the registration rights granted hereby.

(p) The rights of the Company to register Ordinary Shares granted to the Shareholders under this Section 9 may be assigned in full by a Shareholder in connection with a valid Transfer by such Shareholder of its Ordinary Shares in accordance with Section 2 hereof and the Company agrees to promptly file any required prospectus supplement electing such transfer and naming the transferee as a selling securityholder therein, if applicable, enabling the transferee to sell all Ordinary Shares required by it; provided, however, that (i) such Transfer may otherwise be executed in accordance with applicable securities laws; (ii) such Shareholder gives prior written notice to the Company; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement to the extent applicable, and such Transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 9(p), the rights of a Shareholder with respect to Ordinary Shares as set out herein shall not be transferable to any other Person, and any attempted Transfer shall cause all rights of such Shareholder therein to be forfeited.

(q) Consent. Notwithstanding the foregoing terms of this Section 9, to the extent consent is required from Apollo and GHK under this Section 9, the consent from Apollo or GHK shall only be required to the extent such Shareholder is selling Ordinary Shares under this Section 9 in the applicable registration or sale transaction, and in all such cases, such consent shall not be unreasonably withheld or delayed.

(r) TPG’s Additional Registration Rights.

(i) Subject to Section 9(r)(iii), at any time after the date that is eighteen (18) months after the date hereof, TPG shall have the right in accordance with the provisions of the Securities Act and the terms of this Agreement to make one written request to the Company for registration for all or part of its Ordinary Shares in accordance with the terms and subject to the conditions for Demand Notices set forth in Section 9(a) and pursuant to the other terms of this Section 9 (the “TPG Demand Notice”).

(ii) In the event that (i) TPG delivers to the Company a TPG Demand Notice and (ii) the number of Ordinary Shares proposed to be sold by the Apollo Entities, and, if applicable, the GHK Group, are required to be cut back pursuant to the terms of this Section 9, the Apollo Entities agree that the Apollo Entities shall cut back the number of Ordinary Shares to be offered by the Apollo Entities in such offering in an amount sufficient to permit the TPG Entities to sell all of the Ordinary Shares they proposed to sell in such registered offering. In the event that (x) the Apollo Entities do not agree to cut back the number of Ordinary Shares they proposed to be sold by them to the extent required in the prior sentence, (y) (I) in order for the TPG Entities to sell all of the Ordinary Shares proposed to be sold by them in such registered offering, the members of the GHK Group, if any, participating in such offering would be required to agree to cut back some or all of the number of Ordinary Shares proposed to be sold by them in such registered offering and (II) such members of the GHK Group do not agree to cut back the number of Ordinary Shares to zero and (z) (I) in a proposed sale of less than all of their Ordinary Shares, the TPG Entities are unable to sell at least 50% of the Ordinary Shares proposed to be sold by the TPG Entities in such registered offering, or (II) in a proposed sale of all of the TPG Entities’ Ordinary Shares, the TPG Entities are required to cut back by any amount the number of shares proposed to be sold, then the TPG Entities shall not be deemed to have exercised the one TPG Demand Notice to which the TPG Entities are entitled pursuant to the terms hereof.

(iii) Notwithstanding the foregoing provisions of Section 9, the TPG Entities shall not be permitted to exercise their rights under Section 9 to the extent that the exercise of such rights would result in either the Investor Group Minimum Ratio Condition not being satisfied or the Apollo Entities losing their drag along rights under Section 4(c), their management rights under Section 6 or their consent rights with respect to the transfer of Ordinary Shares held by GHK under Section 2.

10.	Termination.

(a) Subject to Section 10(b) and Section 10(c), this Agreement shall terminate on the first to occur of:

(i) the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (other than any dissolution, liquidation or winding up in connection with any reincorporation of the Company in another jurisdiction); or

(ii) the execution of a written instrument approving the termination of this Agreement, signed by the Company, Apollo and GHK.

(b) Subject to Section 10(c), if at any time:

(i) the Investor Group Minimum Ratio Condition is no longer maintained, the rights provided to Apollo under Section 4(c) and the Apollo Board Rights under Section 6, will immediately terminate;

(ii) the GHK Minimum Ratio Condition is no longer maintained or there is a GHK Change of Control, whichever is the earlier, the rights provided to GHK under Section 4(a) and Section 4(b), and the GHK Consent Rights and the GHK Notice and Consultation Rights under Section 6 will immediately terminate;

(iii) either the Investor Group Minimum Ratio Condition or the GHK Minimum Ratio Condition is no longer maintained, the restrictions on Transfer set forth in Section 2 will immediately terminate;

(iv) the combined ownership of Equity Securities by the Investor Group and the GHK Group falls below 25% of the then total outstanding Equity Securities, each of the Drag-Along Transaction provisions, the Apollo Board Rights, the GHK Consent Rights, the GHK Notice and Consultation Rights and the terms of Section 6(b)(v) will immediately terminate; or

(v) the Investor Group Minimum Ratio Condition or the TPG Minimum Holding Condition is no longer maintained, the TPG Consent Rights and TPG’s right to appoint the TPG Observer pursuant to Section 6(a)(v) will immediately terminate.

(vi) the TPG Minimum Holding Condition is no longer maintained, TPG’s rights under Section 6(b)(vii) will immediately terminate.

(c) The provisions of Section 9, this Section 10 and Section 11 shall terminate and be of no further force or effect when there shall not be any Equity Securities outstanding; provided, however, that Section 9(j) and Section 9(k) shall survive the termination of this Agreement indefinitely.

11.	Miscellaneous.

(a) Restrictive Legends.

(i) In addition to any legend required under the New Bye-Laws, each certificate for Equity Securities (unless otherwise permitted by the provisions of Section 11(a)(ii)) shall include a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A SHAREHOLDERS AGREEMENT DATED AS OF [            ], 2013 BY AND AMONG NORWEGIAN CRUISE LINE HOLDINGS, LTD. (THE “COMPANY”) AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH SHAREHOLDERS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(ii) Subject to Section 11(b), any holder of Equity Securities that are registered pursuant to the Securities Act and qualified under applicable state securities laws may exchange any certificate or other evidence of ownership of such Equity Securities for a certificate or other evidence of ownership with respect to the Equity Securities so registered that shall not bear the legend set forth in clause (i) of this Section 11(a).

(b) Compliance with Securities Laws. Notwithstanding anything herein to the contrary, upon any proposed Transfer of Equity Securities, the Company shall not be obligated to register the Transfer of such Equity Securities on the share transfer register of the Company until the Company shall have received (i) to the extent required to ensure compliance with the Securities Act and any other Applicable Laws, an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed Transfer of Equity Securities may be effected without registration under the Securities Act or any such other Applicable Laws and/or (ii) representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and any other Applicable Laws. Each certificate evidencing Equity Securities transferred shall bear the legend set forth in Section 11(a)(i), except that such certificate shall not bear such legend if neither such legend nor the restrictions on Transfer in Section 11(a) and this Section 11(b) are required in order to ensure compliance with the provisions of the Securities Act and all other Applicable Law.

(c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(d) Entire Agreement; Inconsistency. This Agreement constitutes the entire agreement among the parties hereto and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the subject matter hereof (including the Existing Shareholders Agreement). In the event that any provision of the New Bye-laws is inconsistent with any provision in this Agreement, (i) the provisions of this Agreement shall govern and (ii) the Shareholders shall take such action as may be necessary to amend the applicable provision in the New Bye-laws in order to correct such inconsistency in favor of such provision of this Agreement. In the event that such provision is required to be set forth in the New Bye-laws in order to be enforceable upon the Company and/or Shareholders under Applicable Law, the Shareholders shall take such action as may be necessary to amend the New Bye-laws in order reflect the applicable provision of this Agreement.

(e) Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Shareholders and their respective successors and permitted assigns. Except as otherwise expressly permitted pursuant to the terms of this Agreement (or with the prior written consent of Apollo and GHK), but subject in all cases to the terms of this Agreement, the Company shall not assign or otherwise Transfer their rights or obligations hereunder.

(f) Spousal Consent. If requested by the Company, each Other Shareholder who is an individual shall cause his or her spouse, as applicable, to execute and deliver a separate consent and agreement (“Spousal Consent”) in the form attached as Exhibit C hereto. The signature of a spouse on a Spousal Consent shall not be construed as making such spouse an Other Shareholder or a party to this Agreement except as may otherwise be set forth in such consent. Each Other Shareholder who is an individual will certify his or her marital status to the Company at the Company’s request.

(g) Modifications; Amendments; Waivers. This Agreement may only be modified or amended by an instrument in writing signed by the Company, Apollo and GHK; provided, that any modification or amendment of Sections 2(a), 4(b), 6(a)(v), 6(b)(v), 6(b)(vi), 6(b)(vii), 8(a)(iv) or 9(r) or any amendment to definitions that identify TPG or any other modification or amendment of this Agreement that would have a disproportionate and material adverse impact on the rights and obligations of TPG shall require the written consent of TPG. Any waiver of any provision of this Agreement requested by any party hereto must be granted in advance, in writing by the party granting such waiver.

(h) Table of Contents and Headings. The table of contents and section headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

(i) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of original or facsimile counterparts or counterparts delivered by electronic mail, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

(j) Remedies.

(i) The Shareholders shall have all rights and remedies reserved for the Shareholders pursuant to this Agreement and the New Bye-laws and all rights and remedies which the Shareholders have been granted at any time under any other agreement or contract and all of the rights which such holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement (or any representation or warranty made herein) and to exercise all other rights granted by law or equity.

(ii) The parties hereto agree that if any parties seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceedings.

(iii) It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

(k) Notices. All notices, requests, consents and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by facsimile, by electronic mail, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

(i) if to the Company, to:

Norwegian Cruise Line Holdings Ltd.

7665 Corporate Center Drive

Miami, FL 33126

Attention: Daniel Farkas

Telephone: (305) 436-4690

Facsimile: (305) 436-4117

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind. Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: John M. Scott, Esq.

Telephone: (212) 373-3000

Facsimile: (212) 757-3990

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, NY 10036

Attention: William Kuesel

Telephone: (212) 408-2440

Facsimile: (212) 326-2061

(ii) If, to GHK:

Genting Hong Kong Limited

Suite 1501,

Ocean Centre

5 Canton Road,

Tsimshatsui

Kowloon,

Hong Kong

Attention: Louisa Tam

Telephone: (852) 2378-2963

Facsimile: (852) 2268-5463

and, with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Craig B. Brod

Telephone: (212) 225-2650

Facsimile: (212) 225-3999

(iii) If, to Apollo:

AAA Guarantor Co-Invest VI (B), L.P.,

AIF VI NCL (AIV), L.P.,

AIF VI NCL (AIV II), L.P.,

AIF VI NCL (AIV III), L.P.,

AIF VI NCL (AIV IV), L.P.

Apollo Overseas Partners (Delaware) VI, L.P.,

Apollo Overseas Partners (Delaware 892) VI, L.P.,

Apollo Overseas Partners VI, L.P. and

Apollo Overseas Partners (Germany) VI, L.P.

c/o Apollo Management VI, LP

9 West 57th Street, 43rd Floor

NY, NY 10019

Attention: Steve Martinez

Telephone: (212) 515-3200

Facsimile: (212) 515-3288

and, with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind. Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: John M. Scott, Esq.

Telephone: (212) 373-3000

Facsimile: (212) 757-3990

(iv) If, to TPG:

TPG Viking, L.P.

TPG Viking AIV I, L.P.

TPG Viking AIV II, L.P.

TPG Viking AIV III, L.P.

c/o TPG Partners V, L.P.

Attention: Clive D. Bode, Esq.

Facsimile: (415) 743-1501

and, with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 S. Grand Avenue, Ste. 3400

Los Angeles, CA 90071

Attention: Rick C. Madden, Esq.

Facsimile: (213) 621-5379

All such notices, requests, consents and other communications shall be deemed to have been delivered and received: (i) in the case of personal delivery or delivery by facsimile, on the date of such delivery (and, if such date is not a Business Day, then on the next Business Day); and (ii) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following such dispatch.

(l) Arbitration, Applicable Law and Dispute Resolution

(a) EXCEPT AS SET FORTH BELOW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK EXCLUDING THE CONFLICT OF LAW RULES OR PRINCIPLES THAT COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. ALL MATTERS WHICH ARE THE SUBJECT OF THIS AGREEMENT RELATING TO MATTERS OF INTERNAL GOVERNANCE OF THE

COMPANY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF BERMUDA, WITHOUT GIVING EFFECT TO ANY LAW OR RULE THAT COULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN BERMUDA TO BE APPLIED.

(b) Any dispute, controversy or claim arising under, out of, or in connection with or in relation to this Agreement (including but not limited to any question regarding its existence, validity, enforceability, interpretation, breach or termination) shall be finally determined and settled by arbitration in accordance with the applicable rules of the American Arbitration Association (“AAA”), which rules are deemed to be incorporated by reference into this Section 11(l) and as may be amended by the rest of this Section 11(l). The Tribunal shall consist of three arbitrators. Each of the claimant and the respondent shall have the right to appoint an arbitrator and the third, who shall be the Chairman of the Tribunal, shall be appointed by the two party-appointed arbitrators. It is hereby expressly agreed that if there is more than one claimant party and/or more than one respondent party, that the claimant parties shall together appoint one arbitrator and the respondent parties shall together appoint one arbitrator. The seat of the arbitration shall be New York, New York and the language of the arbitration shall be English. Within 20 days of the conclusion of the arbitration hearing, the Tribunal shall prepare written findings of fact and conclusions of law. It is mutually agreed that the written decision of the Tribunal shall be valid, binding and final from the day it is made and not capable of appeal; provided, however, that the Parties hereto agree that the Tribunal shall not be empowered to award punitive damages against any Party participating in such arbitration. The Tribunal shall have sole power to take whatever interim measures it deems necessary, including without limitation injunctive relief, specific performance and other equitable relief. Judgment upon the award rendered by the Tribunal may be entered in any court having jurisdiction thereof. If an arbitration is commenced pursuant to this Section11(l) and to the extent permitted by law, the arbitrators’ fees and expenses will be borne equally by each Party participating in such arbitration proceeding, and each Party shall pay its own attorney’s fees and expenses, regardless of whether in the opinion of the Tribunal there is a prevailing party. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL, INCLUDING TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(m) Interpretive Matters. Unless the context otherwise requires, (i) all references to articles, sections, schedules or exhibits are to Articles, Sections, Schedules or Exhibits of or to this Agreement, (ii) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, and (iii) the term “including” and any variation thereof shall mean by way of example and not by way of limitation. Any reference to a document includes all amendments or supplements to, or replacements or novations of, such document. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(n) Further Assurances. Following the Effective Date, each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby (including GHK, Apollo and TPG and their respective Permitted Transferees with respect to their respective obligations under this Agreement, including but not limited to their obligations under Section 4 and Section 6 hereof).

(o) Third Party Beneficiaries. Except as expressly set forth herein (including in Section 6(c) with respect to directors and officers indemnity insurance and Section 9(k) in connection with indemnification and contribution relating to registration of shares), no Person (including, without limitation, any holder of Equity Securities that is not a party to this Agreement) or anyone acting on behalf of any Person, other than the Shareholders and their permitted assignees in accordance with this Agreement, shall be a third party or other beneficiary of such covenants and no such Person shall have any rights of contribution against the Shareholders or the Company with respect to such covenants or any matter subject to or resulting in indemnification under this Agreement or otherwise.

(p) Additional Parties; Additional Equity Securities. In the event any Equity Securities are issued to a Person that is not a party hereto as a result of the issuance of Equity Securities (including upon the exercise or conversion of options, warrants or similar equity-linked Equity Securities of the Company at any time during the term of this Agreement), such Equity Securities, as a condition to their issuance, shall become subject to this Agreement via the execution of a Joinder substantially in the form of Exhibit B pursuant to which the purchaser or holder of such Equity Securities agrees to become party hereto and have his, her or its Equity Securities subject to the terms of this Agreement. In the event any Shareholder acquires additional Equity Securities (including via the issuance of Equity Securities upon the exercise or conversion of options, warrants or similar equity-linked securities of the Company), such Equity Securities shall automatically be subject to the terms of this Agreement.

(q) Share Splits, Mergers, etc. If, and as often as, there are any changes in any Equity Securities, as applicable, by way of share split, share subdivision, stock dividend, bonus share issue, combination or reclassification, or through amalgamation, merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Equity Securities, as so changed.

(r) Effective Date. This Agreement shall be effective only upon and following the Effective Date and shall be of no force or effect if the IPO does not occur (in which case the Existing Shareholders Agreement shall remain in full force and effect).

(s) Termination of Existing Agreements. The parties hereto acknowledge and agree that the Existing Shareholders Agreement shall be terminated and of no further force and effect as of the Effective Date. Apollo and TPG acknowledge and agree that the Master Agreement, dated as of January 8, 2008, by and among NCL Investment Ltd., NCL Investment II Ltd. and certain Affiliates of TPG shall be terminated and of no further force and effect as of the Effective Date.

(t) Rights Particular to GHK. Notwithstanding anything to the contrary in this Agreement, Star Holdings hereby acknowledges and agrees that all of the rights set forth in this Agreement that are particular to GHK (including the rights in Section 2(a), Section 4, Section 5, Section 6 and Section 9 of this Agreement) shall be deemed to be held or inure to the benefit only of Genting and none of such rights shall be deemed to be held or inure to the benefit of Star Holdings.

(u) Consents. GHK and TPG shall be entitled to conclusively rely upon the consent, instruction, decision and action of [APPOINTED APOLLO ENTITY]1 as being the consent, instruction, decision and action of each and every Apollo Entity and their respective Permitted Transferees and the Investor Group for every consent, instruction, decision and action required, permitted or contemplated to be taken by the Apollo Entities and their Permitted Transferees and the Investor Group under this Agreement and the New Bye-Laws. GHK and Apollo shall be entitled to conclusively rely upon the consent, instruction, decision and action of TPG Viking, L.P. as being the consent, instruction, decision and action of the TPG Entities and their respective Permitted Transferees for every consent, instruction, decision and action required, permitted or contemplated to be taken by the TPG Entities and their Permitted Transferees under this Agreement and the New Bye-Laws. Apollo and TPG shall be entitled to conclusively rely upon the consent, instruction, decision and action of Genting as being the consent, instruction, decision and action of each and every member of the GHK Group for every consent, instruction, decision and action required, permitted or contemplated to be taken by the GHK Group under this Agreement and the New Bye-Laws.

(v) Rights Particular to Apollo. Notwithstanding anything to the contrary in this Agreement, TPG hereby acknowledges and agrees that none of the rights set forth in this Agreement that are particular to Apollo, including the rights in Section 4, Section 6 and Section 9 of this Agreement, shall be deemed to have been Transferred to or inure to the benefit of TPG.

* * * * * *

[1]	Apollo to advise as to Apollo entity that will sign consents/waivers for the Investor Group.

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders’ Agreement on the date first written above.

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:
Name:
Title:

[SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT]

HOLDERS:

GENTING HONG KONG LIMITED

By:
Name: David Chua Ming Huat
Title: President

STAR NCLC HOLDINGS LTD.

By:
Name: David Chua Ming Huat
Title: President

[SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT]

The APOLLO ENTITIES:

AAA GUARANTOR CO-INVEST VI (B), L.P.

By:	AAA MIP Limited,
its general partner

By:	Apollo Alternative Assets, L.P.,
its service provider

By:	Apollo Alternative Assets GP Limited,
its general partner

By:
Name:
Title:

AIF VI NCL (AUV), L.P.

By:	Apollo Advisors VI (EH), L.P.,
its general partner

By:	Apollo Advisors VI (EH-GP), Ltd.,
its general partner

By:
Name:
Title:

[SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT]

AIF VI NCL (AIV II), L.P.

By:	Apollo Advisors VI (EH), L.P., its general partner

By:	Apollo Advisors VI (EH-GP), Ltd., its general partner

By:
Name:
Title:

AIF VI NCL (AIV III), L.P.

By:	Apollo Advisors VI (EH), L.P.,
its general partner

By:	Apollo Advisors VI (EH-GP), Ltd., its general partner

By:
Name:
Title:

AIF VI NCL (AIV IV), L.P.

By:	Apollo Advisors VI (EH), L.P., its general partner

By:	Apollo Advisors VI (EH-GP), Ltd., its general partner

By:
Name:
Title:

[SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT]

APOLLO OVERSEAS PARTNERS (DELAWARE) VI, L.P.

By:	Apollo Advisors VI, L.P., its general partner

By:	Apollo Capital Management VI, LLC, its general partner

By:
Name:
Title:

APOLLO OVERSEAS PARTNERS (DELAWARE 892) VI, L.P.

By:	Apollo Advisors VI, L.P., its general partner

By:	Apollo Capital Management VI, LLC, its general partner

By:
Name:
Title:

APOLLO OVERSEAS PARTNERS VI, L.P.

By:	Apollo Advisors VI, L.P., its managing partner

By:	Apollo Capital Management VI, LLC,
its general partner

By:
Name:
Title:

[SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT]

APOLLO OVERSEAS PARTNERS (GERMANY) VI, L.P.

By:	Apollo Advisors VI, L.P., its managing partner

By:	Apollo Capital Management VI, LLC, its general partner

By:
Name:
Title:

[SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT]

The TPG ENTITIES:

TPG VIKING, L.P.

By:	TPG GenPar V, L.P., its general partner

By:	TPG GenPar V Advisors, LLC, its general partner

By:
Name: Ronald Cami
Title: Vice President

TPG VIKING AIV I, L.P.

By:	TPG Viking AIV GenPar, L.P., its general partner

By:	TPG Viking AIV GenPar Advisors, Inc., its general partner

By:
Name: Ronald Cami
Title: Vice President

TPG VIKING AIV II, L.P.

By:	TPG Viking AIV GenPar, L.P., its general partner

By: TPG Viking AIV GenPar Advisors, Inc.,
its general partner

By:
Name: Ronald Cami
Title: Vice President

[SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT]

TPG VIKING AIV III, L.P.

By:	TPG Viking AIV GenPar, L.P., its general partner

By:	TPG Viking AIV GenPar Advisors, Inc., its general partner

By:
Name: Ronald Cami
Title: Vice President

[SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT]

SCHEDULE A

Cruise Line Competitors

Any entity that is engaged in the cruise industry that operates more than 20 cruise ships and/or has more than 40,000 cruise berths.

SCHEDULE I

Shareholders

Shareholder	Equity Securities Owned

SCHEDULE II

GHK Consent Rights

Subject to the terms of this Agreement, the Company and its Subsidiaries shall not take any of the following actions without the prior written consent of GHK:

1.	enter into the Sale of the Company (except any Sale of the Company effected in accordance with Section 4);

2.	effect one or more acquisitions or divestitures if the aggregate consideration paid or received in respect thereof, together with the consideration paid or received in respect of all other acquisitions and divestures effected by the Company after the Effective Date, exceeds $200 million;

3.	effect any primary issuance of Equity Securities in a public offering; provided that no consent will be required with respect to the Company’s initial public offering of primary Ordinary Shares (the “IPO”) if the number of Ordinary Shares proposed to be issued in the IPO would not exceed 20% of the Ordinary Shares that would be outstanding after giving effect to the IPO (plus any additional Ordinary Shares that would be issuable to the underwriters on exercise of a customary “green shoe”); and provided further, however, that the provisions of Section 4(e) shall be applicable in the event that an IPO is consummated without GHK’s consent;

4.	effect one or more issuances of any Equity Securities in a private offering to third parties; provided that no consent will be required (i) with respect to any such issuance prior to the IPO if the aggregate gross proceeds received in respect thereof, together with the gross proceeds received in respect of all other Equity Issuances effected after the Effective Date and prior to the IPO (other than in respect of an Equity Issuance effected pursuant to the terms of the Reimbursement and Distribution Agreement), does not exceed $200 million, or (ii) with respect to any such issuance to the Investor or GHK pursuant to the terms of the Reimbursement and Distribution Agreement; provided, however, where such issuance is for non-voting Equity Securities, such consent shall not be unreasonably withheld;

5.	declare or pay any dividends or distributions to the extent that they are not pro-rata among the Equity Securities owned by Shareholders;

6.	make one or more capital expenditures (or a series of separate but related transactions), including but not limited to major new build commitments, if the aggregate amount of such capital expenditures (or a series of separate but related capital expenditures), together with all other capital expenditures made after the Effective Date, is in excess of $20,000,000;

7.	hire a new chief executive officer of the Company or any of its Subsidiaries, provided, however, such consent should not be unreasonably withheld.

8.	effect any changes to the memorandum of association of the Company or the New Bye-laws;

9.	change the independent accountants of the Company or any of its Subsidiaries;

10.	(A) issue or authorize new equity compensation plans or (B) amend existing equity compensation plans; or

11.	enter into any contract or agreement with any officer, director, Shareholder, Affiliate or employee of Apollo other than pursuant to (A) director’s and officer’s indemnification provisions set forth in the New Bye-laws; (B) officer compensation arrangements entered into in the normal course of business; or (C) transactions contemplated pursuant to the terms of this Agreement.

SCHEDULE III

GHK Notice and Consultation Rights

Subject to the terms of this Agreement, the Company must provide reasonable advance written notice to GHK, and shall consult with (but shall not be required to get the consent of) GHK in advance of taking any action with respect to, any of the following actions (such notice shall be deemed to have been given to GHK, if, in a Board meeting at which a GHK Director was present, such matter is discussed, provided such matter was duly included in reasonable detail (including as may be required by Applicable Law) in the notice of meeting):

1.	the approval of the Company’s or any of its Subsidiary’s consolidated annual budget;

2.	any material action taken thereafter which deviates from the Company’s or any of its Subsidiary’s consolidated annual budget;

3.	any incurrence of any Indebtedness (as defined in the Subscription Agreement) by the Company or any of its Subsidiaries outside that of which is allocated in the annual budget that, together with all other incurrence of indebtedness outside of that which is allocated in the annual budget, is in excess of $100,000,000;

4.	the issuance of any Equity Securities of the Company or any of its Subsidiaries, including the identity of participants and the allocation of securities to be offered in connection with any public offering of Equity Securities;

5.	the declaration of any dividends or distributions on any Equity Securities; or

6.	the commencement or termination of employment of any executive or key employee of the Company or any of its Subsidiaries.

EXHIBIT A

NEW BYE-LAWS

A-1

EXHIBIT B

FORM OF JOINDER TO SHAREHOLDERS’ AGREEMENT

THIS JOINDER (this “Joinder”) to that certain Shareholders’ Agreement (as amended and supplemented from time to time, the “Agreement”) dated as of [            ], 2013, by and among NORWEGIAN CRUISE LINE HOLDINGS, LTD., a company organized under the laws of Bermuda (the “Company”), GENTING HONG KONG LIMITED (f/k/a STAR CRUISES LIMITED), a company continued into Bermuda (“Genting”), STAR NCLC HOLDINGS LTD., a company organized under the laws of Bermuda (“Star Holdings”, and together with Genting, “GHK”), and the other parties thereto is made and entered into as of [            ] by and between the Company and [Holder] (“Holder”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, Holder has acquired certain Ordinary Shares, and the Agreement and the Company require Holder, as a holder of Ordinary Shares, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Agreement to be Bound. Holder hereby agrees that upon execution of this Joinder, [he, she or it] shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a [•] Holder for all purposes thereof. In addition, Holder hereby agrees that all Ordinary Shares held by Holder shall be deemed Ordinary Shares for all purposes of the Agreement.

2. Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of Ordinary Shares and the respective successors and assigns of each of them, so long as they hold any shares of Ordinary Shares.

3. Counterparts. This Joinder may be executed in separate counterparts, including by facsimile, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4. Notices. For purposes of Section 11(k) of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

[Name]

[Address]

[Attention]

[Facsimile Number]

5. Governing Law. EXCEPT AS SET FORTH BELOW, THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS OR PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

6. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

NORWEGIAN CRUISE LINES HOLDINGS LTD.

By:
Name:
Title:

[HOLDER]

By:
Name:
Title:

EXHIBIT C

FORM OF SPOUSAL CONSENT

Dated             ,

Reference is hereby made to that certain Shareholders’ Agreement (as amended and supplemented from time to time, the “Agreement”) dated as of [            ], 2013 by and among by and among NORWEGIAN CRUISE LINE HOLDINGS, LTD., a company organized under the laws of Bermuda (the “Company”), GENTING HONG KONG LIMITED (f/k/a STAR CRUISES LIMITED), a company continued into Bermuda (“Genting”), STAR NCLC HOLDINGS LTD., a company organized under the laws of Bermuda (“Star Holdings”, and together with Genting, “GHK”), and the Other Shareholders of the Company from time to time party thereto. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Agreement.

This Spousal Consent is being delivered pursuant to Section 11(f) of the Agreement, a copy of which has been provided to the undersigned (“Spouse”). Spouse, as the spouse of             (the “Relevant 2013 Holder”), consents to all of the provisions of the Agreement and to the extent that Spouse may lawfully do so, Spouse confirms that the Relevant Holder may act alone with respect to all matters in connection with the Agreement. Spouse also confirms that the Relevant Holder may enter into agreements pursuant to the Agreement and consent to and execute amendments thereof, without further signature or consent of, or notice to, Spouse. Spouse further agrees that he /she will not take any action to oppose or otherwise hinder the operation of the provisions of the Agreement.

To the extent of any property interest that Spouse may have in such Equity Securities, Spouse consents to be bound by the terms of the Agreement, including, without limitation, restrictions on transfer and obligations to sell set forth therein.

Name of Spouse:

C-1